                                                                   EXHIBIT 10.71

                                                                  EXECUTION COPY



================================================================================



                              AMENDED AND RESTATED

                             PARTICIPATION AGREEMENT



                                      among



                           BUZZARD POWER CORPORATION,

                                    as Lessee



                      SCRUBGRASS GENERATING COMPANY, L.P.,

                                    as Lessor



                        ENVIRONMENTAL POWER CORPORATION,



                             BANKERS TRUST COMPANY,

                                 as Bond Trustee



                             BANKERS TRUST COMPANY,

                              as Disbursement Agent



                                CREDIT LYONNAIS,

                       acting through its New York Branch,

                   as Agent for the LOC Issuers and the Banks







                             Dated December 22, 1995



================================================================================

                                TABLE OF CONTENTS





                                    ARTICLE I



                       DEFINITIONS; RULES OF CONSTRUCTION;

                        ORIGINAL PARTICIPATION AGREEMENT



SECTION 1.1.      Definitions; Rules of Construction........................  2

SECTION 1.2.      Original Participation Agreement..........................  3





                                   ARTICLE II



                    AGREEMENT TO PARTICIPATE; EFFECTIVE DATE



SECTION 2.1.      Agreement to Participate..................................  3

SECTION 2.2.      Time and Place of Closing.................................  4





                                   ARTICLE III



                              CONDITIONS OF CLOSING



SECTION 3.1.      Closing Conditions........................................  4





                                   ARTICLE IV



                              INTENTIONALLY OMITTED





                                    ARTICLE V



                              INTENTIONALLY OMITTED







x                                  ARTICLE VI



                         REPRESENTATIONS AND WARRANTIES



SECTION 6.1.      Representations and Warranties of Lessor..................  8

SECTION 6.2.      Representations and Warranties of Lessee..................  8

SECTION 6.3.      Representations and Warranties of EPC..................... 13

                                                                            PAGE



SECTION 6.4.      Representations and Warranties of Bond Trustee............ 16

SECTION 6.5.      Representations and Warranties of Disbursement Agent...... 17





                                   ARTICLE VII



                               COVENANTS OF LESSOR



SECTION 7.1.      Defend Title.............................................. 18

SECTION 7.2.      Lessor QF Casualty........................................ 18





                                  ARTICLE VIII



                               COVENANTS OF LESSEE



SECTION 8.1.      Reporting Requirements.................................... 18

SECTION 8.2.      Certificate; Other Information............................ 19

SECTION 8.3.      Corporate Existence....................................... 20

SECTION 8.4.      Notices................................................... 20

SECTION 8.5.      Further Assurances, etc................................... 21

SECTION 8.6.      Inspection of Property.................................... 22

SECTION 8.7.      Conduct of Business....................................... 22

SECTION 8.8.      Limitation on Debt........................................ 22

SECTION 8.9.      Limitations on Liens...................................... 22

SECTION 8.10.     Prohibition of Fundamental Changes........................ 23

SECTION 8.11.     Prohibition on Disposition of Assets...................... 23

SECTION 8.12.     Transactions with Affiliates and Others................... 23

SECTION 8.13.     Defend Title.............................................. 23

SECTION 8.14.     Plans..................................................... 23

SECTION 8.15.     No Amendments or Assignments; Compliance.................. 23

SECTION 8.16.     Payment of Taxes and Claims............................... 24

SECTION 8.17.     Books and Records......................................... 24

SECTION 8.18.     Maintenance of Adequate Fuel Supply....................... 24

SECTION 8.19.     Additional Contracts...................................... 24

SECTION 8.20.     Guarantees................................................ 24

SECTION 8.21.     Abandonment............................................... 25

SECTION 8.22.     Investments............................................... 25

SECTION 8.23.     Change of Name; Office.................................... 25

SECTION 8.24.     Restricted Payments....................................... 25

SECTION 8.25.     Licenses and Governmental Approvals; Maintenance

                  of Properties............................................. 25

                                                                            PAGE



SECTION 8.26.     No Subsidiaries........................................... 25

SECTION 8.27.     ERISA Plan................................................ 25

SECTION 8.28.     Environmental Matters..................................... 26

SECTION 8.29.     No Contracts with Utilities............................... 26

SECTION 8.30.     Compliance with Transaction Documents..................... 26

SECTION 8.31.     Compliance with Laws...................................... 27

SECTION 8.32.     Operations and Maintenance Agreement and Management

                  Services Agreement........................................ 27

SECTION 8.33.     Qualifying Facility....................................... 27

SECTION 8.34.     Covenants of the Lessee................................... 27

SECTION 8.35.     Lessee Consent to Transaction Documents................... 27





                                   ARTICLE IX



                                COVENANTS OF EPC



SECTION 9.1.      Reporting Requirements; Audits............................ 28

SECTION 9.2.      Corporate Existence....................................... 28

SECTION 9.3.      Notices................................................... 29

SECTION 9.4.      Further Assurances, etc................................... 29

SECTION 9.5.      No Amendments or Assignments; Compliance.................. 29

SECTION 9.6.      Separate Operation of Lessee.............................. 30





                                    ARTICLE X



                                    INDEMNITY



SECTION 10.1.     Indemnity................................................. 31

SECTION 10.2.     General Tax Indemnification............................... 34

SECTION 10.3.     Manner of Indemnification................................. 41





                                   ARTICLE XI



                           LEASE TERMINATION COVENANTS



SECTION 11.1.     Lessee Agreement to Lease Termination..................... 41

SECTION 11.2.     Lease Termination Covenants............................... 42

                               TABLE OF CONTENTS



                                                                            PAGE

                                   ARTICLE XII



                                   ASSIGNMENT



SECTION 12.1.     Benefit of Agreement, Etc................................. 43

SECTION 12.2.     Transfer of Interests of Lessor........................... 43





                                  ARTICLE XIII



                              INTENTIONALLY OMITTED







                                   ARTICLE XIV



                             LIMITATION ON RECOURSE







                                   ARTICLE XV



                                  MISCELLANEOUS



SECTION 15.1.     Notices................................................... 44

SECTION 15.2.     Governing Law............................................. 44

SECTION 15.3.     Headings.................................................. 44

SECTION 15.4.     Counterparts.............................................. 44

SECTION 15.5.     Survival of Agreements.................................... 44

SECTION 15.6.     Confidentiality........................................... 45

SECTION 15.7.     Severability.............................................. 45

SECTION 15.8.     Transaction Costs......................................... 45

SECTION 15.9.     Lessor Obligations Not Limited by Amended and

                  Restated Lease............................................ 45

SECTION 15.10.    Performance of Obligations to Bank Parties................ 46

SECTION 15.11.    Intentionally Omitted..................................... 46

SECTION 15.12.    Financial Statements...................................... 46







Schedule I        Transaction Documents in Effect on Effective Date

                               TABLE OF CONTENTS



                                                                            PAGE



Schedule II       INTENTIONALLY OMITTED

Schedule III      Consents, Permits to be Obtained after Effective Date

Schedule IV       Notice Provisions

Schedule V        Lessee Disclosure Schedule

Schedule VI       EPC Disclosure Schedule





EXHIBIT A         Amended and Restated Lease

EXHIBIT B         INTENTIONALLY OMITTED

EXHIBIT C         Tax Indemnity Agreement

EXHIBIT D         Amended and Restated Lessee Working Capital Loan Agreement





Appendix I        Definitions

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT





         This AMENDED AND RESTATED PARTICIPATION AGREEMENT (hereinafter referred to as the "PARTICIPATION AGREEMENT" or "THIS AGREEMENT"), dated December 22,

1995, is entered into by and among:



                  (a) Buzzard Power Corporation, a Delaware corporation

         ("LESSEE"),



                  (b) Scrubgrass Generating Company, L.P., a Delaware limited partnership ("LESSOR"),



                  (c) Environmental Power Corporation, a Delaware corporation

         ("EPC"),



                  (d) Bankers Trust Company ("BOND TRUSTEE"), not in its

         individual capacity but solely as trustee under the Indenture,



                  (e) Bankers Trust Company ("DISBURSEMENT AGENT," in its

         capacity as disbursement agent and not as representative of any entity or person), and



                  (f) Credit Lyonnais, acting through its New York Branch

         ("CREDIT LYONNAIS"), as agent for the Bond LOC Issuer, the Contract LOC

         Issuer and the Banks listed on Schedule I attached to the Amended and

         Restated Reimbursement Agreement (as defined in Appendix I hereto)

         (collectively, the "BANKS"), ("AGENT").



         WHEREAS, Lessee, Lessor, EPC, Bond Trustee, Disbursement Agent,

National Westminster Bank Plc, acting through its New York Branch ("NatWest"),

as issuer of certain letters of credit under the Original Reimbursement

Agreement (as defined below) (NatWest in such capacity, the "ORIGINAL LOC

ISSUER") and NatWest as agent for the Original LOC Issuer and the Banks listed on Schedule I to the Original Reimbursement Agreement (as defined below) (such

Banks, the "ORIGINAL BANKS") (NatWest in such capacity, the "ORIGINAL AGENT")

are parties to a Participation Agreement dated as of December 15, 1990, as amended by Amendment Number One to Participation Agreement dated as of July 15,

1991, Amendment Number Two to Participation Agreement dated as of December 19,

1991, Amendment Number Three to Participation Agreement dated as of November 30,

1992, and Amendment Number Four to Participation Agreement dated as of June 17,

1994 (as so amended or otherwise modified and supplemented and as in effect immediately before the amendment and restatement thereof contemplated hereby becomes effective, the "ORIGINAL PARTICIPATION AGREEMENT") which sets forth certain agreements and relationships between and among themselves relating to the construction, financing, leasing, and operation of a coal and coal-waste fired approximately 85 megawatt (net) small power production plant to be located in Venango County, Pennsylvania, as more particularly described on Exhibit A to the Lease (the "FACILITY"), and the real property on which it is located (the

"SITE");

         WHEREAS, the Lessor, the Original Banks, the Original LOC Issuer and

the Original Agent are parties to a Reimbursement and Loan Agreement dated as of

December 15, 1990 (as amended, supplemented and otherwise modified and in effect to but excluding the date hereof, the "ORIGINAL REIMBURSEMENT AGREEMENT"), which provides for, among other things, the making of loans to and the issuance of letters of credit for the account of the Lessor, all to be secured by all of the

Lessor's right, title and interest in and to, INTER ALIA, the Project and all

Project Revenues (as each such term is defined in the Original Participation

Agreement) or other proceeds therefrom;



         WHEREAS, NatWest has resigned as Agent under (and as defined in) the

Original Participation Agreement, the Original Reimbursement Agreement and

certain other documents entered into in connection therewith;



         WHEREAS, the Original Banks have appointed Credit Lyonnais, acting through its New York Branch, as successor Agent under (and as defined in) the

Original Participation Agreement, the Original Reimbursement Agreement and

certain other documents entered into in connection therewith (and the Lessor has acknowledged and ratified such appointment);



         WHEREAS, the Lessor, the Banks, the Original LOC Issuer and Credit

Lyonnais, as Agent, have entered into the Amended and Restated Reimbursement

Agreement (as defined in Appendix I hereto), providing for the amendment and restatement of the Original Reimbursement Agreement;



         WHEREAS, it is a condition precedent to the effectiveness of the

Amended and Restated Reimbursement Agreement that the parties hereto enter into this Agreement; and



         WHEREAS, the parties hereto desire to amend and restate the Original

Participation Agreement in certain respects as set forth herein;



         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:



         ARTICLE I



                       DEFINITIONS; RULES OF CONSTRUCTION;

                        ORIGINAL PARTICIPATION AGREEMENT

         SECTION 1.1. DEFINITIONS; RULES OF CONSTRUCTION. Capitalized terms used herein shall, unless the context otherwise requires or they are otherwise defined herein, have the meanings set forth in Appendix I hereto. References in this Agreement to articles, sections, paragraphs and clauses are to articles,

sections, paragraphs and clauses of this Agreement unless otherwise indicated.

All references herein to any agreement shall be to such agreement as properly amended or modified to the date of reference. All references to a particular entity shall include a reference to such entity's successors and permitted assigns. Except as otherwise required by the context, such definitions shall be equally applicable to the singular or plural forms of the terms defined. The words "herein," "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement.



         SECTION 1.2. ORIGINAL PARTICIPATION AGREEMENT. Effective on the

Effective Date, the Original Participation Agreement shall automatically,

without any further notice, consent or other act, be amended and restated hereby and to the extent this Participation Agreement restates the Original

Participation Agreement, the Original Participation Agreement is restated and to the extent this Participation Agreement amends the Original Participation

Agreement, the Original Participation Agreement is amended.



         ARTICLE II



                    AGREEMENT TO PARTICIPATE; EFFECTIVE DATE



         SECTION 2.1. AGREEMENT TO PARTICIPATE. In reliance on the agreements,

representations, warranties and covenants contained in or made pursuant to this

Agreement and the other Transaction Documents, and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:



                  (a) ON THE EFFECTIVE DATE. Subject to fulfillment,

         satisfaction or waiver in accordance with the terms thereof, prior to or on the Effective Date, of the conditions set forth in Section 3.1 hereof and in Section 8.01 of the Amended and Restated Reimbursement

         Agreement, on the Effective Date:



                           (i)   Lessor, Agent, NatWest and the Banks, severally

                  and not jointly, will enter into the Amended and Restated

                  Reimbursement Agreement;



                           (ii)  Lessor, Agent, Lessee, Falcon, SPC, East Bay,

                  EPC and USGen will enter into the Omnibus Reaffirmation

                  Agreement;



                           (iii) Lessor and Lessee will enter into the Amended

                  and Restated Lease and the Memorandum of Amended and Restated

                  Lease;

                           (iv)  Each of Lessor, Lessee, Disbursement Agent and

                  Agent will enter into the Amended and Restated Disbursement

                  Agreement; and



                           (v)   The Participants will enter into such other

                  agreements, certificates and other documents and take such other actions as are necessary to institute the foregoing and consummate the transactions contemplated thereby to be

                  consummated on the Effective Date.



         SECTION 2.2. TIME AND PLACE OF CLOSING. The closing of the events occurring on the Effective Date shall take place on the Effective Date, at the offices of Skadden, Arps, Slate, Meagher & Flom, 1440 New York Avenue, N.W.,

Washington, D.C., or at such other time and place as the parties to this

Agreement shall agree.



         ARTICLE III



                              CONDITIONS OF CLOSING



         SECTION 3.1. CLOSING CONDITIONS. The obligation of each of Agent, the

LOC Issuers and the Banks to enter into the Transaction Documents to which it is a party on the Effective Date shall be subject to the fulfillment, satisfaction or waiver, prior to or on the Effective Date and in accordance with the Amended and Restated Reimbursement Agreement, of each condition set forth in Section

8.01 of the Amended and Restated Reimbursement Agreement. In addition, the obligations of each Participant to enter into the Transaction Documents to which it is a party on the Effective Date shall be subject to the fulfillment or satisfaction of the following conditions precedent by each other Participant, or the waiver of such conditions by each Participant receiving the benefit thereof:



                  (a) EXECUTION AND DELIVERY OF TRANSACTION DOCUMENTS; EXISTING

         TRANSACTION DOCUMENTS. Each Participant shall have full power and authority to execute and deliver the Transaction Documents to which it is a party, to enter into the transactions contemplated thereby and to perform its obligations thereunder. Those Transaction Documents in effect on the Effective Date (as set forth on Schedule I hereto) shall have been duly authorized, executed and delivered by the parties thereto, shall be in form and substance satisfactory to each

         Participant, and shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to in writing by each of the parties thereto.



                  (b) NO MATERIAL CHANGE. Since the date of their most recent balance sheets and financial statements, no material adverse change shall have occurred in the status of the business, operations,

         condition (financial or otherwise) or prospects of Lessor, Lessee, the

         Bond Trustee and the Disbursement Agent.

                  (c) NO CHANGE IN LAW; VIOLATION OF LAW. There shall have been no change in any existing Law, nor any new Law proposed or promulgated,

         the impact of which in either case would materially and adversely affect the Project; and no Requirement of Law shall be in effect or shall have occurred the effect of which is to prevent any party to this

         Agreement or any other Transaction Document from fulfilling its obligations hereunder or thereunder. The obligations of each

         Participant to execute and deliver the Transaction Documents to which it is a party, to enter into the transactions contemplated thereby and to perform its obligations thereunder shall not violate or contravene any Requirement of Law.



                  (d) NO LITIGATION. No action, proceeding or investigation

         shall have been instituted or be threatened, nor shall any action before any Governmental Authority have been instituted or be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, each to set aside,

         restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by the other Transaction Documents or that would have a material adverse effect on the Project or on the ability of any party to this Agreement or any of the other Transaction

         Documents to perform its obligations hereunder and thereunder.



                  (e) CONSENTS AND APPROVALS. (i) All actions, consents,

         waivers, exemptions, franchises, Governmental Approvals and rights (A)

         that are both required to be taken, given or obtained, as the case may be, by or from any Governmental Authority, and necessary to be taken,

         given or obtained by the Effective Date or (B) that are in the opinion of Lessor, the Bank Parties or Lessee, or the special counsel of any such party, advisable in connection with the operation of the Project and the lease of the Facility and the Site and that are or should be capable of being taken, given or obtained as of the Effective Date,

         shall have been duly taken, given or obtained, as the case may be,

         shall be in full force and effect on the Effective Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal from any such proceeding may be taken or review thereof may be obtained shall have expired or no review thereof may be obtained or appeal therefrom taken,

         and shall be adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the performance by each of the Participants of its obligations under this Agreement and such of the other Transaction Documents to which it is a party.



                  (ii) There shall not have occurred any event which would

         adversely affect the anticipated delivery or issuance of, and when needed, all filings, notices and registrations or other actions with respect to any Government Authority necessary, required or appropriate in connection with the execution, delivery and performance of this

         Agreement or the other Transaction Documents or any transactions contemplated herein or therein or in any other agreement entered into in connection herewith or therewith, including without limitation all environmental Governmental Approvals necessary or appropriate for the

         Project; and no approval of any other Person that has not been obtained shall be required to be obtained in connection with the Project as of the Effective Date, whether in connection with an agreement binding on any party to a Transaction Document or otherwise.



                  (f) REPRESENTATIONS AND WARRANTIES TRUE. Each of the

         representations and warranties made in Article VI hereof by each of the

         Participants shall be true and correct on the Effective Date as though made on and as of the Effective Date.



                  (g) NO DEFAULT. There shall exist no Default or Event of

         Default under any Transaction Document.



                  (h) OFFICERS' CERTIFICATES. Each of the Participants (other than the Agent and the LOC Issuer) shall have delivered an Officer's

         Certificate, to the effect that (i) the representations and warranties of such party contained in this Agreement and in any other Transaction

         Document are true and correct on and as of the Effective Date as though made on and as of the Effective Date, (ii) each Transaction Document to which it is a party entered into on the Effective Date has been duly authorized, executed and delivered by it and (iii) each of the obligations of such party to be performed by it on or prior to the

         Effective Date pursuant to the terms of this Agreement has been duly performed or waived by the other Participants.



                  (i) AUTHORIZATION BY PARTIES TO THIS AGREEMENT. All action required to be taken by or on behalf of each Participant to authorize the execution, delivery and performance of this Agreement and the other

         Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken and each Participant (other than Agent, the LOC

         Issuers and the Banks) shall have delivered certified copies of its charter documents and by-laws, if any, and certified resolutions authorizing the execution, delivery and performance of each of the

         Transaction Documents to which it is a party, and certificates of the incumbency and specimen signatures of the officers of such party signing any such Transaction Documents, and any other certificates and other evidence to such effect as the other parties to this Agreement and their counsel may reasonably request shall have been delivered.



                  (j) AUTHORIZATION BY CERTAIN OTHER PARTIES. All action

         required to be taken by or on behalf of any party to the Transaction

         Documents (other than the Participants) to authorize the execution,

         delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby shall have been duly and validly taken and such certificates, opinions and other evidence to such effect as each Participant and the special counsel of each Participant may reasonably request shall have been delivered.



                  (k) INSURANCE. All insurance required as of the Effective Date by Section 10.04 of the Amended and Restated Reimbursement Agreement

         shall be in effect, as demonstrated by evidence satisfactory to Lessor and the Bank Parties; and there shall have been delivered to Lessor and the Bank Parties copies of insurance certificates required as of the Effective Date pursuant to Section 8.01(i) of the Amended and

         Restated Reimbursement Agreement.



                  (l) OPINIONS. Opinions of the firm or legal counsel set forth below in substantially the form and substance heretofore agreed upon by the parties hereto and as to such other matters as may be requested by

         Lessor, Agent, Bond Trustee, Disbursement Agent and Lessee shall have been delivered to Lessor, the Banks, Agent, Disbursement Agent and Bond

         Trustee:



                           (i)   Hunton & Williams, special counsel to Lessee

                  and EPC;



                           (ii)  Buchanan Ingersoll, P.C., special Pennsylvania

                  counsel to Lessor and Lessee;



                           (iii) Hunton & Williams, special counsel to Lessor;



                           (iv)  Hawkins, Delafield & Wood, special counsel to

                  Bond Trustee and Disbursement Agent;



                           (v)   Richard M. Loomis, Esq., counsel to Pine; and



                           (vi)  Richard C. Jones, Esq., counsel to Falcon and

                  SPC.



                  (m) ENGINEERING REPORTS. There shall have been delivered to the Bank Parties and Lessor a report of the Independent Engineer,

         satisfactory to the recipients and covering such matters as they may request.



                  (n) SECURITY INTEREST. Each of the Security Documents then required by the provisions of this Agreement, the Amended and Restated

         Reimbursement Agreement or any Requirement of Law, to have been executed and delivered shall have been duly filed, recorded and/or registered in each jurisdiction as may be required or appropriate by

         Law to establish, perfect, protect and preserve the rights, titles,

         interests, remedies, powers, privileges, Liens and security interests of the Bank Parties or Lessor thereunder or in respect thereof, and any giving of notice (including filing financing statements under the

         Uniform Commercial Code) or the taking of any other action to such end

         (whether similar or dissimilar) required by law shall have been given or taken, and the Bank Parties and Lessor shall have received evidence satisfactory to them as to any such filing, recording, registration,

         giving of notice and/or other action; no further acts shall be required to perfect the Lien of the Security Documents on the Collateral; and

         there shall have been delivered evidence satisfactory to the

         Participants and their special counsel to the effect that they have acquired the perfected security interests intended to be created pursuant to the Security Documents.

                  (o) TITLE POLICIES. The policies of title insurance insuring the Project Mortgage shall have been endorsed as of the Effective Date as described in Section 8.01(f) of the Amended and Restated

         Reimbursement Agreement.



                  (p) FORMS OF DOCUMENTS; PROCEEDINGS. All agreements,

         certificates, opinions and other instruments to be delivered under this

         Agreement shall be in form and substance satisfactory, and all proceedings taken in connection therewith and with this Agreement shall be satisfactory, to the Participants and to the special counsel of each

         Participant.



         ARTICLE IV



                              INTENTIONALLY OMITTED





         ARTICLE V



                              INTENTIONALLY OMITTED





         ARTICLE VI



                         REPRESENTATIONS AND WARRANTIES





         SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor makes the representations and warranties of Article IX of the Amended and Restated

Reimbursement Agreement as if they were fully set forth herein.



         SECTION 6.2. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee

represents and warrants as follows:



                  (a) Lessee hereby represents and warrants as of the Effective

         Date the following:



                           (i)   ORGANIZATION AND GOOD STANDING. Lessee is a

                  corporation duly organized, validly existing and in good

                  standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in each

                  jurisdiction in which the failure so to qualify would

                  adversely affect its business, properties or financial

                  condition. Lessee has all requisite corporate power and

                  authority to own, or hold under lease, and operate its

                  properties, to carry on its business as it is now conducted and as contemplated by the Transaction Documents and to enter into and perform its obligations under this

                  Agreement and the other Transaction Documents to which it is or will be a party.and every other document delivered in

                  connection herewith or therewith to which it is or will be a party. There are no agreements, written or oral, between

                  Lessee and any person relating to or affecting the capital stock of Lessee, except for the Buzzard Stock Pledge

                  Agreement.



                           (ii)  DUE AUTHORIZATION; NO CONFLICTS. The execution,

                  delivery and performance by Lessee of this Agreement and the other Transaction Documents and every other document delivered in connection herewith or therewith to which it is or will be a party have been duly and effectively authorized by all

                  necessary corporate action of Lessee. No other corporate

                  proceedings are necessary to authorize the execution and

                  delivery by Lessee of this Agreement or the other Transaction

                  Documents to which it is or will be a party or the

                  transactions contemplated herein or therein; and this

                  Agreement and each of the other Transaction Documents and

                  every other document delivered in connection herewith or

                  therewith, to which it is or will be a party is the valid and binding obligation of Lessee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity. Neither the execution and

                  delivery of this Agreement or any of the other Transaction

                  Documents to which Lessee is or will be a party nor the

                  consummation of the transactions contemplated hereby or

                  thereby nor compliance by Lessee with any of the provisions hereof or thereof will (A) violate, or conflict with, or

                  result in a breach of any provisions of, or constitute a

                  default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the

                  termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Lessee under any of the terms, conditions or

                  provisions of, the Articles of Incorporation or By-Laws of

                  Lessee in effect on the Effective Date or any note, bond,

                  mortgage, indenture, deed of trust, license, agreement or

                  other instrument or obligation to which Lessee is a party at the Effective Date, or by which Lessee or any of its

                  properties or assets may be bound or affected as of the

                  Effective Date, or (B) violate any order, writ, injunction,

                  decree, arbitral award, statute, rule or regulation applicable at the Effective Date to Lessee or any of its properties or assets.



                           (iii) NO CONSENT REQUIRED. (A) No Governmental

                  Approval and no filing, recording or registration with any

                  Governmental Authority is now, or under existing Law in the future will be, required or necessary on Lessee's behalf to authorize the execution and delivery of this Agreement or the other Transaction Documents to which Lessee is or will be a party or (except as listed on Schedule III) the taking of any future action contemplated hereby or thereby or for the

                  legality, validity, binding effect or enforceability thereof,

                  except such thereof as have been duly
                  obtained and are in full force and effect and documented to the satisfaction of the other parties hereto and listed on

                  Schedule III; and (B) Lessee has no reason to believe that any

                  Governmental Approval or recording, registration or filing required to be obtained by Lessee that is necessary for the taking of any future action contemplated hereby or by the

                  other Transaction Documents will not be obtained or completed in due course no later than the date required for the taking of such action to permit the operation of the Facility as

                  contemplated by the Transaction Documents and the Effective

                  Date Projections.



                           (iv)  NO DEFAULT UNDER OTHER AGREEMENTS. Lessee is

                  not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture or other instrument or

                  agreement to which it is or will be a party or by which it or any of its properties or assets may be bound, that might have a material adverse effect on it or on any of the transactions contemplated hereby or by the other Transaction Documents to which it is or will be a party.



                           (v)   LITIGATION. (A) There is no (x) litigation,

                  proceeding, labor dispute, arbitration or government

                  investigation pending or, so far as known to Lessee,

                  threatened with respect to or otherwise relating to Lessee or the properties or assets of Lessee, or, to the best of the knowledge of Lessee, the Project, the transactions

                  contemplated by this Agreement or personnel employed by Lessee with reference to actions taken by it in connection with the

                  Project, in such capacities, or (y) valid basis known to

                  Lessee for any litigation of the type described in clause (x)

                  above, or any other litigation, proceeding or investigation or valid basis therefor known to Lessee which if adversely

                  determined could, in any one case or in the aggregate, have a material adverse effect on Lessee or the Project or the

                  properties or assets of Lessee; and (B) there are no decrees,

                  injunctions or orders of any court or government department or agency or arbitral awards outstanding against Lessee or the properties or assets of Lessee.



                           (vi)  COMPLIANCE WITH LAW. (A) Lessee has complied in

                  all material respects with and is in all material respects in compliance with all Requirements of Law; (B) Lessee has

                  received no written notice to the effect that, or otherwise been advised in writing that, it is not in compliance with any

                  Requirement of Law or Governmental Approval; (C) Lessee has no

                  reason to believe that any currently existing circumstances are likely to result in violations by Lessee of any such

                  Requirement of Law which could in any one case or in the

                  aggregate, have an adverse effect on the Project; and (D) to the best of the knowledge of Lessee, there is not now pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to any existing

                  Requirement of Law or Governmental Approval with respect to such matters which, if adopted, would adversely affect Lessee or the Project.

                           (vii) DISCLOSURE. The representations and warranties

                  of Lessee contained in the Transaction Documents to which it is a party executed prior to the Effective Date, or in any certificates and agreements furnished in connection with any such Transaction Document were true and correct when made and no such representation by Lessee in any such Transaction

                  Document contained any untrue statement of a material fact or omitted to state a material fact necessary to make the

                  statements contained therein not misleading. The

                  representations and warranties of Lessee contained in the

                  Transaction Documents executed on the Effective Date to which it is a party, or in any certificates or agreements furnished in connection with any such Transaction Document, are true and correct and no such representation by Lessee contains any

                  untrue statement of a material fact or omits to state a

                  material fact necessary to make the statements contained

                  therein not misleading. There is no fact peculiar to Lessee or the Project and known to Lessee that materially adversely

                  affects or in the future may (so far as Lessee can now

                  reasonably foresee) materially adversely affect the business,

                  property or assets, or financial condition, of Lessee or the

                  Project that has not been set forth herein or therein.



                          (viii) TAX RETURNS. (A) Other than in respect of 1994

                  Federal and State income tax returns, Lessee has properly

                  filed or caused to be filed all Federal, state and other

                  income tax returns and reports and all other material tax

                  returns and reports that are required to have been filed and has paid or caused to be paid all Taxes shown to be due or payable on such returns or on any assessment received by it,

                  to the extent that such Taxes have become due and payable

                  (except to the extent being contested in good faith with due diligence by appropriate proceedings and for the payment of which reserves have been provided to the extent required under

                  GAAP); (B) there are no outstanding agreements or waivers

                  extending any statutory period of limitations applicable to any Federal, state or other income tax return or other

                  material tax return of Lessee for any period; (C) Lessee is not a party to any pending action or proceeding by any

                  Governmental Authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been

                  asserted against it that has not been paid; and (D) there are no tax Liens upon any property or assets of Lessee except for property taxes not yet due.



                           (ix)  NO OTHER AGREEMENTS. Lessee is not a party to

                  any agreement or understanding, written or oral, that would vary any of the terms and conditions of the Transaction

                  Documents, and, to the best of Lessee's knowledge, there are no agreements or understandings that are relevant in any

                  material respect to the transactions contemplated by this

                  Agreement that have not been disclosed in writing to the other parties hereto.



                           (x)   NO PUBLIC OFFERING. Other than in respect of a

                  potential sale of all of the assets and stock of EPC, each of its Affiliates, and the Lessee in connection with a private stock or asset sale in 1994, neither Lessee, nor any affiliate (within the meaning of the Securities Act) of

                  Lessee, nor any Person authorized to act on behalf of Lessee has, directly or indirectly, offered any security relating to

                  Lessee or the Project or solicited any offers to buy any such interest or otherwise negotiated with respect thereto with any

                  Person.



                           (xi)  BROKERS' OR FINDERS' FEES. Except as disclosed

                  on Schedule V hereto, neither Lessee nor its Affiliates has made any contract or had any dealings with or entered into,

                  nor will enter into, any agreement, arrangement or

                  understanding with any broker, leasing agent, finder or

                  similar Person with respect to this Agreement, any Transaction

                  Document or the transactions contemplated herein or therein which will result in the obligation of Lessor, any Bank Party or any other Participant to pay any finder's fee, brokerage commission or similar payment in connection with the

                  transactions contemplated herein or therein.



                           (xii) COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC. To

                  the best of Lessee's knowledge, except for amendments set

                  forth in the definitions of the respective documents set forth in Appendix I, copies of which have been provided to Lessor and Agent by Lessee or some other Person, the Transaction

                  Documents in effect on the Effective Date have not been

                  modified or amended as of the Effective Date and are in full force and effect; to the best of Lessee's knowledge, there is no default on the part of any party under any of such

                  documents; to the best of Lessee's knowledge no event that would constitute a Default or Event of Default under the

                  Amended and Restated Reimbursement Agreement has occurred and is continuing which default or event has not been cured or been waived in accordance with the Amended and Restated

                  Reimbursement Agreement; as of the date hereof, Lessee has the right, power, and ability to comply with all of the terms of such documents to which it is a party and all conditions to the continued effectiveness of such documents required to be satisfied by it as of the date hereof have been satisfied.



                           (xiii) NO UTILITY OWNERSHIP OF LESSEE; NO INVESTMENT

                  COMPANY. Lessee has not performed any act or failed to perform any act that would cause it to be deemed by any Governmental

                  Authority to be subject to finance, organizational or rate regulation as an "electric utility", "electric corporation",

                  "electrical company", "public utility", "public utility

                  holding company", or similar entity under any Requirement of

                  Law, and no person controlled by such entity has any direct or indirect ownership or equity interest in the Lessee or right to acquire the same. The Lessee is not an "investment company"

                  or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                           (xiv) ERISA. Neither Lessee nor any of its ERISA

                  Affiliates maintains or contributes to (or has any obligation to contribute to) any Plan or has any liability under Title IV of ERISA by reason of the termination of any

                  Plan or the withdrawal from any Multiemployer Plan. Lessee does not maintain any Employee Benefit Plan.



         SECTION 6.3. REPRESENTATIONS AND WARRANTIES OF EPC. EPC represents and warrants as follows:



                  (a) ORGANIZATION AND GOOD STANDING. EPC is a corporation duly organized, validly existing and in good standing under the laws of the

         State of Delaware and is duly qualified to do business and in good standing in each jurisdiction in which the failure so to qualify would adversely affect its business, properties or financial condition. EPC has all requisite corporate power and authority to own, or hold under lease, and operate its properties, to carry on its business as it is now conducted and as contemplated by the Transaction Documents and to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party and every other document delivered in connection herewith or therewith to which it is or will be a party. There are no agreements, written or oral,

         between EPC and any person relating to or affecting the capital stock of Lessee, except for the Buzzard Stock Pledge Agreement.



                  (b) DUE AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by EPC of this Agreement and the other Transaction

         Documents and every other document delivered in connection herewith or therewith to which it is or will be a party have been duly and effectively authorized by all necessary corporate action of EPC. No other corporate proceedings are necessary to authorize the execution and delivery by EPC of this Agreement or the other Transaction

         Documents to which it is or will be a party or the transactions contemplated herein or therein; and this Agreement and each of the other Transaction Documents and every other document delivered in connection herewith or therewith, to which it is or will be a party is the valid and binding obligation of EPC, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity.

         Except as disclosed on Schedule VI hereto, neither the execution and delivery of this Agreement or any of the other Transaction Documents to which EPC is or will be a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by EPC with any of the provisions hereof or thereof will (A) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of EPC or the Project or the transactions contemplated by the Transaction Documents under any of the terms, conditions or provisions of, the Articles of Incorporation or By-Laws of EPC in effect on the Effective Date or any note, bond,

         mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which EPC is a party at the Effective Date,

         or by which EPC or any of its properties or assets or the Project or the
         transactions contemplated by the Transaction Documents may be bound or affected as of the Effective Date, or (B) violate any order, writ,

         injunction, decree, arbitral award, statute, rule or regulation applicable at the Effective Date to EPC or any of its properties or assets or to the Project or the transactions contemplated by the

         Transaction Documents.



                  (c) NO CONSENT REQUIRED. (A) No Governmental Approval and no

         filing, recording or registration with any Governmental Authority is now, or under existing Law in the future will be, required or necessary on EPC's behalf to authorize the execution and delivery of this

         Agreement or the other Transaction Documents to which EPC is or will be a party or (except as listed on Schedule III) the taking of any future action contemplated hereby or thereby or for the legality, validity,

         binding effect or enforceability thereof, except such thereof as have been duly obtained and are in full force and effect and listed on

         Schedule III; and (B) EPC has no reason to believe that any

         Governmental Approval or recording, registration or filing required to be obtained by EPC that is necessary for the taking of any future action contemplated hereby or by the other Transaction Documents will not be obtained or completed in due course no later than the date required for the taking of such action to permit the operation of the

         Facility as contemplated by the Transaction Documents and the Effective

         Date Projections.



                  (d) NO DEFAULT UNDER OTHER AGREEMENTS. Except as disclosed on

         Schedule VI hereto, EPC is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that could have a material adverse effect on the

         Project or on any of the transactions contemplated hereby or by the other Transaction Documents to which it is a party; and EPC is not in violation of any Requirements of Law that could have a material adverse effect on the Project or on any of the transactions contemplated hereby or under any of the other Transaction Documents to which it is a party.



                  (e) LITIGATION. (A) Except as disclosed on Schedule VI to this

         Agreement, there is no (x) litigation, proceeding, labor dispute,

         arbitration or government investigation pending or, so far as known to

         EPC, threatened with respect to or otherwise relating to EPC or, to the best of EPC's knowledge, the Project or the transactions contemplated by this Agreement or the other Transaction Documents or personnel employed by EPC with reference to actions taken by it in connection with the Project, in such capacities, or (y) valid basis known to EPC for any litigation of the type described in clause (x) above, or any other litigation, proceeding or investigation or valid basis therefor known to EPC which if adversely determined could, in any one case or in the aggregate, have a material adverse effect on EPC or the Project;

         and (B) there are no decrees, injunctions or orders of any court or government department or agency or arbitral awards outstanding against

         EPC relating to EPC or, to the best of EPC's knowledge, the Project or the transactions contemplated by the Transaction Documents.

                  (f) COMPLIANCE WITH LAW. (A) EPC has complied in all material respects with all Requirements of Law relating to the Project or the transactions contemplated by the Transaction Documents, EPC has received no written notice to the effect that, or otherwise been advised in writing that, it is not in compliance with any Requirement of Law or Governmental Approval relating to the Project or the transactions contemplated by the Transaction Documents, and EPC has no reason to believe that any currently existing circumstances are likely to result in violations by EPC of any such Requirement of Law which could in any one case or in the aggregate, have an adverse effect on the obligations or performance of EPC under any Transaction Document or the Project; and (B) to the best of the knowledge of EPC, there is not now pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to any existing Requirement of Law or Governmental Approval with respect to such matters which, if adopted, would adversely affect the obligations or performance of EPC under any Transaction Document or the Project.



                  (g) DISCLOSURE. The representations and warranties of EPC

         contained in the Transaction Documents to which it is a party executed prior to the Effective Date, or in any certificates or agreements furnished in connection with any such Transaction Document were true and correct when made and no such representation by EPC contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. The representations and warranties of EPC contained in the Transaction

         Documents executed on the Effective Date to which it is a party, or in any certificates or agreements furnished in connection with any such

         Transaction Document, are true and correct and no such representation by EPC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to EPC or the Project and known to EPC that materially adversely affects or in the future could (so far as EPC can now reasonably foresee) materially adversely affect the Project or the obligations or performance of EPC under the

         Transaction Documents.



                  (h) NO OTHER AGREEMENTS. EPC is not a party to any agreement or understanding, written or oral, that would vary any of the terms and conditions of the Transaction Documents, and, to the best of EPC's knowledge, there are no agreements or understandings that are relevant in any material respect to the transactions contemplated by this

         Agreement that have not been disclosed in writing to the other parties hereto.



                  (i) BROKERS' OR FINDERS' FEES. Except as disclosed on Schedule

         VI hereto, neither EPC nor its Affiliates has made any contract or had any dealings with or entered into, nor will enter into, any agreement,

         arrangement or understanding with any broker, leasing agent, finder or similar Person with respect to this Agreement, any Transaction Document or the transactions contemplated herein or therein which will result in the obligation of Lessor, any Bank Party or any other Participant to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated herein or therein.



                  (j) COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC. To the best of

         EPC's knowledge, except for any amendments made in accordance with the terms of this Agreement, the Transaction Documents to which it is a party in effect on the Effective Date have not been modified or amended as of the Effective Date and are in full force and effect; to the best of EPC's knowledge, there is no default on the part of any party under any of such documents; as of the date hereof, all conditions to the continued effectiveness of such documents required to be satisfied by

         EPC as of the date hereof have been satisfied.



                  (k) NO UTILITY OWNERSHIP OF EPC. EPC is not and will not be,

         after giving effect to the transaction contemplated by this Agreement,

         deemed by any Governmental Authority to be subject to finance,

         organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "public utility holding company" or similar entity under any Requirement of Law, and,

         except as described on Schedule VI hereto, to the best knowledge of

         EPC, no person controlled by such entity has any direct or indirect ownership or equity interest in EPC or right to acquire the same.



                  (l) NO PUBLIC OFFERING. Other than in respect of a potential sale of all of the assets and stock of EPC, each of its Affiliates, and the Lessee in connection with a private stock or asset sale in 1994,

         neither EPC, nor any affiliate (within the meaning of the Securities

         Act) of EPC, nor any Person authorized to act on behalf of EPC has,

         directly or indirectly, offered any security relating to the Lessee or the Project or solicited any offers to buy any such interest or otherwise negotiated with respect thereto with any Person.



                  (m) FINANCIAL STATEMENTS. EPC has delivered to Lessor and

         Agent copies of the unaudited balance sheet and statements of income,

         cash flow and changes in financial condition of EPC of and as of

         September 30, 1995, certified by an Authorized Officer of EPC. Such financial statements fairly represent the financial condition of EPC as of and at such date.



                  (n) [INTENTIONALLY OMITTED.]



         SECTION 6.4. REPRESENTATIONS AND WARRANTIES OF BOND TRUSTEE. Bond

Trustee represents and warrants as follows:



                  (a) ORGANIZATION AND GOOD STANDING. Bond Trustee is a trust company duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to do business and in good standing in each jurisdiction in which the failure so to qualify would adversely affect its business, properties or financial condition. Bond Trustee has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and every other document delivered in connection herewith or therewith to which it is a party.



                  (b) DUE AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by Bond Trustee of this Agreement and the Indenture and every other document delivered in connection herewith or therewith to which it is a party have been duly authorized by all necessary corporate action of Bond Trustee. This Agreement and the Indenture and every other document delivered in connection herewith or therewith, to which it is a party is the valid and binding obligation of Bond

         Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity.



                  (c) NO CONSENT REQUIRED. To the best of its knowledge, no

         Governmental Approval and no filing, registration or recording is now,

         or under existing Law in the future will be, required or necessary on its behalf to authorize the execution and delivery of this Agreement or the Indenture or the taking of any future action contemplated hereby or thereby or for the legality, validity, binding effect or enforceability thereof.



         SECTION 6.5. REPRESENTATIONS AND WARRANTIES OF DISBURSEMENT AGENT.

Disbursement Agent represents and warrants as follows:



                  (a) ORGANIZATION AND GOOD STANDING. Disbursement Agent is a

         trust company duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to do business and in good standing in each jurisdiction in which the failure so to qualify would adversely affect its business, properties or financial condition. Disbursement Agent has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and every other document delivered in connection herewith or therewith to which it is a party.



                  (b) DUE AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by Disbursement Agent of this Agreement and the

         Disbursement Agreement and every other document delivered in connection herewith or therewith to which it is a party have been duly authorized by all necessary corporate action of Disbursement Agent. This Agreement and the Disbursement Agreement and every other document delivered in connection herewith or therewith, to which it is a party is the valid and binding obligation of Disbursement Agent, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by general principles of equity.



                  (c) NO CONSENT REQUIRED. To the best of its knowledge, no

         Governmental Approval and no filing, registration or recording is now,

         or under existing law in the future will be, required or necessary on its behalf to authorize the execution and delivery of this

         Agreement or the Disbursement Agreement or the taking of any future action contemplated hereby or thereby or for the legality, validity,

         binding effect or enforceability thereof.



         ARTICLE VII



                               COVENANTS OF LESSOR



         SECTION 7.1. DEFEND TITLE. Lessor will at all times at its own cost and expense warrant and defend its title to the Project and the Easements against the claims and demands of all Persons whomsoever, and will not create or suffer to exist any Lien against the Project and the Easements, except Permitted Liens.



         SECTION 7.2. LESSOR QF CASUALTY. If a change in the direct or indirect ownership or activities of Lessor after the Effective Date could result in a termination of or could adversely affect the Qualifying Facility status of the

Facility (a "LESSOR QF CASUALTY"), Lessor shall, or shall cause the Partner whose activities have caused such Lessor QF Casualty to, as the case may be,

immediately at its own expense (a) take such action as may be required to restore the Qualifying Facility status of the Facility, (b) in the case of a

Partner, sell all or part of its interest to a third party, or (c) take such other action as may be necessary to prevent Lessee, Lessor, any Bank Party, or any other Partner of Lessor, as the case may be, from being materially adversely affected as a result of the cessation of the Qualifying Facility status. Lessor shall indemnify Lessee, any Bank Party, and any other Partner of Lessor for added costs, expenses and losses incurred by reason of such Lessor QF Casualty.



         ARTICLE VIII



                               COVENANTS OF LESSEE



         SECTION 8.1. REPORTING REQUIREMENTS. Lessee shall furnish to Lessor and

Agent:



                  (a) as soon as practicable and in any event within 60 days after the end of the first, second and third quarterly accounting periods of each fiscal year of Lessee (commencing with the quarter ending September 30, 1995), an unaudited balance sheet of Lessee as of the last day of such quarterly period and the related unaudited statements of income, cash flow, and changes in financial position of

         Lessee for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case (without related footnotes) in comparative form corresponding unaudited figures from the preceding fiscal year, commencing in fiscal year 1994, all in reasonable detail and satisfactory in scope to Lessor and the Agent and accompanied by a written statement of an Authorized Officer of Lessee to the effect that such financial statements fairly represent Lessee's financial
         condition and results of operations;



                  (b) as soon as practicable and in any event within 120 days after the end of each fiscal year of Lessee (commencing with the fiscal year ended December 31, 1995), a balance sheet of Lessee as of the end of such year and the related statements of income, cash flow, and changes in financial position of Lessee, for such year, which financial statements shall include an accounting of revenues (if any) received under the Power Purchase Agreement and other income received during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, in each case accompanied by an audit report (with the accompanying management letter) thereon of a firm of independent public accountants reasonably satisfactory to

         Lessor and Agent;



                  (c) simultaneously with the filing thereof with the Internal

         Revenue Service, a copy of Lessee's Federal income tax return;



                  (d) during the Lease Term, all written communications

         amending, modifying or affecting any Governmental Approvals then required to be in effect, certified as a true copy thereof by a duly authorized representative of Lessee; and



                  (e) from time to time, with reasonable promptness, such

         further information regarding the business, affairs and financial condition of Lessee, as Lessor or Agent may reasonably request.



         SECTION 8.2. CERTIFICATE; OTHER INFORMATION. Lessee shall furnish or cause to be furnished to Lessor and Agent the following:



                  (a) concurrently with the delivery of the audited financial statements referred to in Section 8.1 with respect to periods after the

         Effective Date, a certificate of the independent public accountants that certified such financial statements stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default or Event of Default under the Amended and Restated

         Lease, except as specified in such certificate;



                  (b) concurrently with the delivery of the unaudited financial statements referred to in Section 8.1 with respect to periods after the

         Effective Date, an Officer's Certificate of Lessee stating that Lessee during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements and satisfied in all material respects every condition contained in the Amended and Restated Lease and this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that Lessee has obtained no knowledge of any Default or Event of Default by Lessee under any Transaction Document at any time during such period or on the date of such certificate, or, if such has occurred, specifying the nature and status thereof, the period of existence thereof and what action Lessee has taken or proposes to take to
         remedy such Default or Event of Default by Lessee under any Transaction

         Document;



                  (c) promptly upon receipt thereof, copies of the following notices, reports or certificates delivered pursuant to the Transaction

         Documents:



                           (i)   with respect to periods after the Effective

                  Date, all communications delivered to or by Lessee under any of the Principal Project Agreements, except for communications of a nature or category, if any, as to which non-delivery has been approved in writing by Lessor or Agent, as the case may be;



                           (ii)  with respect to periods after the Effective

                  Date, all material communications made pursuant to the Power

                  Purchase Agreement; and



                           (iii) with respect to periods after the Effective

                  Date, notice of any material claim by either party to the

                  Power Purchase Agreement against the other;



                  (d) promptly upon receipt thereof, a copy of each report

         delivered to Lessee by the independent public accountants that certify

         Lessee's financial statements in connection with any annual or interim audit of its books;



                  (e) promptly, such additional financial and other information with respect to Lessee or the Facility or the Site as Lessor or Agent,

         as the case may be, may from time to time reasonably request; and



                  (f) as soon as practicable and in any event within 45 days after the end of each month, operating statements for such month, which operating statements shall include information as the Agent may reasonably request.



         SECTION 8.3. CORPORATE EXISTENCE. Lessee covenants that, so long as it has any obligation under any Transaction Document other than under this Section

8.3, it will at all times cause to be done all things necessary to maintain,

preserve and renew its existence as a corporation organized under the laws of a state of the United States of America.



         SECTION 8.4. NOTICES. Lessee shall promptly upon obtaining knowledge of any of the following occurrences, deliver to Lessor and Agent, in sufficient quantities for each of the Banks, notice in writing of the following:



                  (a) notice of any Default or Event of Default under the

         Amended and Restated Lease or any Transaction Document, specifically stating that a Default or an Event of Default, as the case may be, has occurred and describing such Default or Event of Default;



                  (b) the occurrence of any Event of Eminent Domain, a

         certificate of Lessee setting forth the details thereof and the action which Lessee is taking or proposes to take with respect thereto;



                  (c) the occurrence of any casualty, damage or loss to or in respect of the Project in an amount greater than $10,000, notice thereof, together with copies of any document relating thereto

         (including copies of any claim) in possession or control of Lessee or any agent of Lessee;



                  (d) any litigation or proceeding affecting Lessee, the Site or the Facility involving claims of $10,000 or more or relating to any injunction or similar action against any material aspect of the

         Project;



                  (e) the cancellation of any insurance required to be

         maintained pursuant to Article VI of the Amended and Restated Lease;



                  (f) the assertion of any Default or Event of Default under any

         Principal Project Agreement or the occurrence of an Event of Loss;



                  (g) any change in the business, operations, property,

         prospects or financial or other conditions of any Principal Project

         Participant which could materially adversely affect the Project or such

         Principal Project Participant's ability to perform its obligations, if any, under any Principal Project Agreement to which it is a party and of an actual change of law, rule or regulation which has or would have a Material Adverse Effect;



                  (h) promptly upon the giving or receipt thereof by Lessee, a copy of each written notice or demand given by or received by Lessee under this Agreement, the Amended and Restated Lease or any other

         Transaction Document;



                  (i) any assertion by any Governmental Authority or other

         Person that the Site, the Project or any portion thereof or the operation thereof does not comply in a material respect with a

         Requirement of Law or Governmental Approval; and



                  (j) an event or circumstance that with the passage of time of the giving of notice would result in a loss of the Qualifying Facility status of the Facility.



         SECTION 8.5. FURTHER ASSURANCES, ETC. Lessee shall take or cause to be taken all action required to maintain and preserve the Lien of the Lessee

Security Agreement. Lessee will promptly and duly cause to be taken, executed,

acknowledged or delivered all such further acts, conveyances, documents and assurances (including, without limitation, any financing statements,

continuation statements or similar filings) as any party hereto or to the

Transaction Documents may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Agreement and the

Transaction Documents and the transactions contemplated hereby or thereby.



         SECTION 8.6. INSPECTION OF PROPERTY. Lessee shall permit or cause to be permitted any

Person designated in writing by Lessor or any Bank Party as a Person acting on its behalf to visit and inspect the Facility, including the Operating Logs,

Maintenance Records, and Regulatory Records at such Person's expense and after reasonable notice, and to discuss the affairs, finances and accounts of Lessee with the officers and employees of the manager of the Facility or Lessee, as the case may be, and their officers and employees, and to discuss the reports of the accountants of Lessee with such accountants (PROVIDED, HOWEVER, that a representative of Lessee shall have the right to be present at such discussions), all at such reasonable times and as often as Lessor or any Bank

Party may reasonably request. During the Lease Term, Lessee will also permit or cause to be permitted any Independent Engineer to visit and inspect the

Facility, at the expense of the Bank Parties and after reasonable notice, at such reasonable times and as often as Agent may reasonably request. In the event an Independent Engineer certifies that, in its professional opinion, there are substantial defects in the Facility, upon receipt of a copy of such certification giving the details of such substantial defects, Lessee shall either give or cause to be given to Lessor and Agent a reasonably detailed written explanation of the reasons why each such defect does not require correction or shall correct or cause to be corrected each such defect within a reasonable time.



         SECTION 8.7. CONDUCT OF BUSINESS. Lessee shall at all times engage solely in the business of leasing the Site and the Facility, as the same may be modified from time to time as permitted by the Transaction Documents. Lessee will do or cause to be done all things necessary and desirable to (i) promptly and diligently enforce its rights under the O&M Agreement and each other

Transaction Document in which it has rights, by assignment or otherwise, and

(ii) comply in all respects with all Requirements of Law and Governmental

Approvals applicable to it.



         SECTION 8.8. LIMITATION ON DEBT. Lessee shall not at any time incur or in any manner become liable with respect to or permit to remain outstanding any

Debt, except (a) unsecured current liabilities (not the result of borrowing)

incurred in the ordinary course of business of Lessee for current purposes, not represented by any note or other evidence of Debt to the extent not in excess of

$100,000 at any one time outstanding, (b) Debt of the Lessee arising under the

Amended and Restated Lease, (c) Debt incurred pursuant to the Amended and

Restated Lessee Working Capital Loan Agreement, (d) Debt that may be incurred on or after the Effective Date by the Lessee pursuant to the Agreement, dated

November 30, 1992, among the Lessor, the Lessee, the Agent and U.S. Generating

Company, and (e) Debt incurred in connection with the Settlement Agreement.



         SECTION 8.9. LIMITATIONS ON LIENS. Lessee shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except liens of the type described in clauses (iii), (iv) and (vii) of the definition of Permitted Liens, and Lessee shall not create or suffer to exist or permit any

Lien upon or with respect to any of the Collateral except Permitted Liens and

Lessor Liens.



         SECTION 8.10. PROHIBITION OF FUNDAMENTAL CHANGES. Lessee will not: (i)

enter into any transaction of merger or consolidation, (ii) change its form of organization, (iii) liquidate or dissolve itself (or suffer any liquidation or dissolution), or (iv) change its business from that of leasing an electric generating facility which is a Qualifying Facility.

         SECTION 8.11. PROHIBITION ON DISPOSITION OF ASSETS. Lessee shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Collateral except as permitted by Article V of the Amended and Restated Lease or sell,

lease (as lessor), transfer or otherwise dispose of any of its assets except as permitted by Section 10.02 of the Amended and Restated Lease.



         SECTION 8.12. TRANSACTIONS WITH AFFILIATES AND OTHERS. Notwithstanding

any other provision of this Agreement, Lessee shall not (i) directly or indirectly, purchase, acquire, exchange or lease any property from, or sell,

transfer or lease any property to, or borrow any money from, or enter into any management or similar fee agreement with, any Affiliate or any officer, director or employee of Lessee, or (ii) enter into any other transaction or arrangement or make any payment to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate of Lessee except, in the cases of both clauses (i) and (ii) of this Section 8.12, transactions contemplated by the

Transaction Documents.



         SECTION 8.13. DEFEND TITLE. Lessee shall at all times during the Lease

Term, at its own cost and expense warrant and defend its leasehold title to the

Facility and the Site and its easement rights to the Easements against the claims and demands of all Persons whomsoever, except with respect to Permitted

Liens and Lessor Liens.



         SECTION 8.14. PLANS. Lessee shall cause to be maintained at all times at the Facility an accurate and complete set of operation and maintenance manuals, vendor manuals and an accurate and complete set of "as built" drawings for the Facility and an "as built" survey of the Facility Site, as and when required by the Transaction Documents, which shall be amended and supplemented from time to time to reflect on a current basis all improvements, additions and modifications to the Facility, and a copy of the Operator's daily logs for not less than the prior three years of operation.



         SECTION 8.15. NO AMENDMENTS OR ASSIGNMENTS; COMPLIANCE. Lessee shall not amend, modify, waive compliance with or accept a waiver of compliance with any provision of, terminate, assign any rights under, or consent to the assignment by any other Person of any right such Person may have under, or agree to, or permit or exercise any right in respect of any amendment, modification,

termination or waiver of compliance with any provision of, or any such assignment of any rights under, any Transaction Document to which it is a party

(other than as required by the terms of such Transaction Document) without the prior written consent of Lessor and Agent and the parties hereto agree that no such amendment, modification, waiver, termination, assignment or agreement shall be binding or effective without such consent, PROVIDED, however, that in any event, unless an Event of Default has occurred and is continuing under the

Amended and Restated Reimbursement Agreement, Lessee shall have the right to the exclusion of Agent, to (a) amend, modify, terminate, and give any waivers or consents under, or otherwise exercise any and all rights with respect to the

Amended and Restated Lessee Working Capital Loan Agreement and the Tax Indemnity

Agreement, and (b) amend the Amended and Restated Lease to make adjustments to

Basic Rent (Equity) as contemplated by Section 3.04 thereof.

         SECTION 8.16. PAYMENT OF TAXES AND CLAIMS. Lessee shall before delinquency pay and discharge or cause to be paid and discharged all taxes,

assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of the Collateral and all lawful claims or obligations that, if unpaid, would become a Lien upon the Collateral, real or personal, or upon any part thereof; PROVIDED that Lessee shall not be required to pay or cause to be paid any such tax, assessment, charge, levy, claim or obligation if (a) the applicability, validity or amount thereof shall currently be diligently contested in good faith by appropriate proceedings timely instituted and diligently pursued, (b) Lessee sets aside on its books adequate reserves with respect to the contested items in accordance with GAAP, (c) during the period of such contest, the enforcement of any contested item is effectively stayed and (d) in the sole determination of each of Lessor and Agent, the non-payment of such contested item will not result in a material risk of loss to the Project and will not affect Lessee's ability to fulfill its obligations under the Amended and Restated Lease, this Agreement, the Lessee Security

Agreement or any other Transaction Document to which it is a party. Lessee shall promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record unless such judgment is then being appealed and enforcement thereof is stayed pending appeal.



         SECTION 8.17. BOOKS AND RECORDS. Lessee shall, at all times keep or cause to be kept proper books and records of all of its business and financial affairs and all of the business and financial affairs of the Project in accordance with GAAP. Lessee shall keep its books and records at the address set forth for it in the Notice Provisions unless it has given notice of any such change in accordance with the terms of Section 8.23 hereof.



         SECTION 8.18. MAINTENANCE OF ADEQUATE FUEL SUPPLY. Lessee shall at all times maintain a supply of Fuel and limestone adequate for the operation of the

Facility for a period from the Effective Date to the scheduled maturity date of the Bonds.



         SECTION 8.19. ADDITIONAL CONTRACTS. Lessee shall not enter into any agreements of any nature, except Additional Contracts, without the prior written consent of Lessor. In the event that Lessee proposes to enter into any

Additional Contract, prior to the execution of such Additional Contract, Lessee shall (a) use its best efforts to enable Lessor to become a party to such

Additional Contract in lieu of Lessee, at the option of Lessor, and (b) use its best efforts to cause the party or parties to such Additional Contract (other than Lessee) to simultaneously enter into a consent and agreement with respect to such Additional Contract similar in form and substance to the Consents.



         SECTION 8.20. GUARANTEES. Except as contemplated by the Transaction

Documents, Lessee shall not agree, contingently or otherwise, to purchase or repurchase the Debt of, or assume, Guaranty (directly or indirectly or by instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become or remain liable, directly or indirectly, in connection with the obligations,

stock or dividends of any Person except by endorsement of negotiable instruments for deposit or collection
in the ordinary course of business.



         SECTION 8.21. ABANDONMENT. Lessee shall not permit any Abandonment or otherwise cease to diligently pursue the operation of the Project or materially and voluntarily reduce the operation of the Project (except to the extent required by customary maintenance procedures).



         SECTION 8.22. INVESTMENTS. Lessee shall not make any investments

(whether by purchase of stock, bonds, notes or other Securities, loan, advance or otherwise) other than Permitted Investments.



         SECTION 8.23. CHANGE OF NAME; OFFICE. Lessee shall not change its name or the location of its chief executive office or commence doing business under any other name or at any other office except on 30 days' prior written notice to

Lessor and Agent.



         SECTION 8.24. RESTRICTED PAYMENTS. Lessee shall not declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of stock of Lessee, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly,

whether in cash, property or in obligations of Lessee; PROVIDED, HOWEVER, that

Lessee may make such distributions from funds made available to Lessee pursuant to item SEVENTEENTH of Section 5.02(a)(Y) of the Disbursement Agreement.



         SECTION 8.25. LICENSES AND GOVERNMENTAL APPROVALS; MAINTENANCE OF

PROPERTIES. Without limiting its express obligations contained elsewhere herein,

Lessee shall at all times preserve and keep in force and effect all rights,

franchises, licenses and permits necessary or material to the conduct of its business, the operation of the Project or the maintenance of its existence and will maintain and keep its property and the Collateral in good repair, working order and condition (except for normal wear and tear), and from time to time during the Lease Term, as specified in Articles IV and V of the Amended and

Restated Lease, make all needful and proper repairs, renewals and replacements so that the leasing, operation and maintenance of the Facility and the Site and any other business material to Lessee carried on in connection therewith may be properly and advantageously conducted at all times.



         SECTION 8.26. NO SUBSIDIARIES. Lessee shall not acquire or create any

Subsidiary.



         SECTION 8.27. ERISA PLAN. Lessee shall comply in all respects with the applicable provisions of ERISA and the regulations and interpretations thereunder. Neither Lessee nor any of its ERISA Affiliates shall maintain or have any obligation to contribute to any Plan or shall have any liability under

Title IV or ERISA by reason of the termination of any Plan or the withdrawal from any Multiemployer Plan.



         SECTION 8.28. ENVIRONMENTAL MATTERS. (a) Lessee shall comply with all

Environmental Laws applicable to ownership, operation or use of the Site or the

Project, and shall cause the Operator and all tenants and other persons occupying the Site or the Project to comply with all such Environmental Laws,

shall immediately pay or cause to be paid all costs and expenses incurred in such compliance, and shall keep or cause to be kept the Site and the Project free and clear of any Liens imposed pursuant to such Environmental Laws. Lessee shall not generate, use, treat, store, release, transfer, discharge or dispose of, or permit the generation, use, treatment, storage, release, transfer,

discharge or disposal of Hazardous Materials on the Site or the Project, or

transport or permit the transportation of Hazardous Materials to or from the

Site or the Project except in compliance with all applicable Environmental Laws.



         (b) Agent and Lessor shall each have the right but not the obligation to participate in, as a party if it so elects, any legal proceeding or action initiated in connection with any Environmental Notice. Without the prior written consent of the Majority Banks, Lessee shall not enter into any settlement,

consent or compromise with respect to any Environmental Notice that might impair the value of the Collateral; PROVIDED, HOWEVER, that such prior consent shall not be necessary for Lessee to take any removal or remedial action if ordered by a court of competent jurisdiction or if the presence of Hazardous Materials at the Site or the Project poses an immediate significant threat to the health,

safety or welfare of any individual or otherwise requires an immediate removal or remedial response.



         (c) During the Lease Term, Lessee shall conduct, or cause to be conducted, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all

Hazardous Materials from the Site of the Facility in accordance with the requirements of all applicable Environmental Laws and in accordance with orders and directives of all Governmental Authorities.



         SECTION 8.29. NO CONTRACTS WITH UTILITIES. Except for the Transaction

Documents, Lessee shall not enter into any contract or arrangement in which any

Utility is a party or has a material interest, except for contracts or arrangements in the ordinary course of business of such Utility under standard tariffs or negotiated rates approved or on file with and allowed to go into effect by a regulatory authority having jurisdiction, unless Lessee (i) delivers to Lessor in connection therewith an opinion of counsel acceptable to Lessor to the effect that entering into such contract or arrangement will not adversely affect the status of the Facility as a Qualifying Facility; and (ii) obtains the written consent of Lessor in connection therewith. For the purposes of this

Section, "Utility" shall mean an "electric utility" or an "electric utility holding company," as such terms are used in PURPA and the regulations thereunder

(18 CFR Part 292).



         SECTION 8.30. COMPLIANCE WITH TRANSACTION DOCUMENTS. Subject to Section

8.32, Lessee shall comply with and cause the Operator to comply with the terms of all Transaction Documents as necessary for the operation of the Facility in accordance with the standards set forth therein, and shall pursue and enforce its rights under, and will not waive compliance with or forbear or delay in exercising its rights under any of the Principal Project Agreements.

         SECTION 8.31. COMPLIANCE WITH LAWS. Lessee shall not use or operate (or permit to be used or operated) the Facility, the Site or the Easements in violation of any Requirements of Law or in violation of any certificate,

license, Governmental Approval or registration relating to the Facility or the

Site. Lessee shall do or cause to be done all things necessary to obtain and to maintain in full force and effect all Government Approvals that are necessary from time to time (i) to conduct its business as currently conducted and as proposed to be conducted, (ii) to produce and sell electric energy, (iii) for the leasing, operation, management and use of the Facility as a Qualifying

Facility, and (iv) to perform its obligations under the Transaction Documents.



         SECTION 8.32. OPERATIONS AND MAINTENANCE AGREEMENT AND MANAGEMENT

SERVICES AGREEMENT. (a) Lessee shall maintain the O&M Agreement in full force and effect and shall not terminate or replace the Operator under the O&M

Agreement without the prior written consent of Lessor and Agent.



         (b) Lessee shall maintain the Project Management Agreement in full force and effect and shall not terminate or replace the Project Manager under the Project Management Agreement without the prior written consent of Lessor and

Agent.



         SECTION 8.33. QUALIFYING FACILITY. Lessee shall not engage in any activities or, to the extent within its control, permit any actions or omissions that would cause the Project to fail to meet the criteria for a Qualifying

Facility.



         SECTION 8.34. COVENANTS OF THE LESSEE. The covenants and agreements of or with respect to the Lessee under this Article VIII shall remain in full force and effect until the Lease Termination Date.



         SECTION 8.35. LESSEE CONSENT TO TRANSACTION DOCUMENTS. Lessee hereby acknowledges and consents to all the terms and provisions of the Transaction

Documents, it being understood that such consent shall not be construed to require its consent to any future supplement to, or amendment, waiver, or modification of the terms of any such Transaction Documents.



         ARTICLE IX



                                COVENANTS OF EPC



         During any period during which Lessee or EPC has any obligation under any Transaction Document EPC covenants as follows:



         SECTION 9.1. REPORTING REQUIREMENTS; AUDITS. (a) EPC shall furnish to

Lessor and Agent:



                  (i)   as soon as practicable and in any event within 60 days

         after the end of the
         first, second and third quarterly accounting periods of each fiscal year of EPC (commencing with the quarter ending September 30, 1995), an unaudited balance sheet of EPC as of the last day of such quarterly period and the related unaudited statements of income, cash flow, and changes in financial position of EPC for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case (without related footnotes) in comparative form corresponding unaudited figures from the preceding fiscal year,

         commencing in fiscal year 1994;



                  (ii)   as soon as practicable and in any event within 120 days

         after the end of each fiscal year of EPC (commencing with the fiscal year ended December 31, 1995), a balance sheet of EPC as of the end of such year and the related statements of income, cash flow, and changes in financial position of EPC for such year, in each case accompanied by an audit report (with the accompanying management letter) thereon of a firm of independent public accountants reasonably satisfactory to

         Lessee, Lessor and Agent;



                  (iii)  within five (5) days after the filing thereof a copy of all filings by EPC required by any Requirement of Law, including securities laws; and



                  (iv)  from time to time, with reasonable promptness, such

         further information regarding the business, affairs and financial condition of EPC, as Lessor or Agent may reasonably request.



         (b) EPC shall allow Lessor and Agent, or either of them, to cause an audit to be made of the books and financial records of EPC, at Lessor's or the

Agent's expense, by auditors designated by such Persons and reasonably acceptable to EPC; and EPC shall, upon the request of Lessor and Agent, or either of them, cause its own accountants to conduct such an audit, at EPC's expense.



         SECTION 9.2. CORPORATE EXISTENCE. EPC covenants that, so long as it has any obligation under any Transaction Document other than under this Section 9.2,

it will (a) not commence a voluntary case under the Federal Bankruptcy Code,

file a petition seeking to take advantage of any law relating to bankruptcy,

insolvency, reorganization, winding-up or composition or readjustment of debts or otherwise apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (b) not merge, reorganize or consolidate into or with any other entity, unless the surviving entity (i) assumes all of the obligations and liabilities and agrees to perform all of the duties of EPC under each of the Transaction Documents to which EPC is a party, and (ii) if such surviving entity holds any stock of Lessee, deliver to Lessor and Agent an opinion of counsel, in form and substance and from counsel satisfactory to

Lessor and Agent, to the effect that such merger, reorganization or consolidation will not have any adverse effect on the status of the Facility as a Qualifying Facility, and (c) not voluntarily liquidate or dissolve, merge,

reorganize or consolidate, or otherwise change its corporate structure in such a way as to change or impair its corporate existence, or take any action toward such end, except in accordance with clause (b) above.

         SECTION 9.3. NOTICES. EPC shall promptly upon obtaining knowledge of any of the following occurrences, deliver to Lessor and Agent notice in writing of the following:



                  (a) notice of any Default or Event of Default under any

         Transaction Document, specifically stating that a Default or an Event of Default, as the case may be, has occurred and describing such

         Default or Event of Default;



                  (b) any litigation or proceeding affecting EPC, or relating to any injunction or similar action against any material aspect of the

         Project.



                  (c) the assertion of any Default or Event of Default under any

         Principal Project Agreement or the occurrence of an Event of Loss;



                  (d) any assertion by any Governmental Authority or other

         Person that EPC, in connection with the consummation or performance of any Transaction Document to which it is a party, the Site, the Project or any portion thereof or the operation thereof does not comply in a material respect with a Requirement of Law or Governmental Approval;

         and



                  (e) an event or circumstance relating to Lessee or EPC that with the passage of time of the giving of notice would result in a loss of the Qualifying Facility status of the Facility.



         SECTION 9.4. FURTHER ASSURANCES, ETC. EPC will promptly and duly cause to be taken, executed, acknowledged or delivered all such further acts,

conveyances, documents and assurances (including, without limitation, any financing statements, continuation statements or similar filings) as any party hereto or to the Transaction Documents to which EPC is a party may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Agreement and the Transaction Documents to which EPC is a party and the transactions contemplated hereby or thereby.



         SECTION 9.5. NO AMENDMENTS OR ASSIGNMENTS; COMPLIANCE. EPC shall not amend, modify, waive compliance with or accept a waiver of compliance with any provision of, terminate, assign any rights under, or consent to the assignment by any other Person of any right such Person may have under, or agree to, or permit or exercise any right in respect of any amendment, modification,

termination or waiver of compliance with any provision of, or any such assignment of any rights under, any Transaction Document to which it is a party

(other than as required by the terms of such Transaction Document) without the prior written consent of Lessor and Agent and the parties hereto agree that no such amendment, modification, waiver, termination, assignment or agreement shall be binding or effective without such consent, PROVIDED, however, EPC may,

without the consent of any other person, contractually assign its right to receive any or all dividends distributed from time to time by Lessee to EPC in accordance with Section 8.24 hereof.

         SECTION 9.6. SEPARATE OPERATION OF LESSEE. EPC at all times when it is the record or beneficial owner of a majority of the capital stock of Lessee,

shall at all times until the Obligations shall have been discharged in full,

cause the business of EPC to be conducted separately and independently from the business of Lessee. In furtherance of such obligation, but without limiting its generality, EPC shall:



                  (a) cause (i) either the chief executive officer or chief

         financial officer of Lessee to be a person who is not an officer of EPC and (ii) the board of directors of Lessee to be not identical with the officers or directors of EPC;



                  (b) maintain its principal executive office and any other

         offices physically separate and apart from any office of the Lessee;



                  (c) maintain its books, records and accounts separate and

         apart from the books, records and accounts of Lessee;



                  (d) maintain its funds and other assets separate and apart from the funds and assets of the Lessee, without commingling of any kind;



                  (e) not enter into any agreement, contract, arrangement or understanding of any kind with Lessee or any officer or director of

         Lessee, other than in an arm's-length transaction as between unrelated parties;



                  (f) maintain the separate and distinct corporate existence of

         Lessee;



                  (g) not consolidate the operations of Lessee for any purpose,

         including financial reporting, or refer to Lessee in any internal or external communication as a division or other unit of EPC or otherwise indicate that the assets, rights or obligations of Lessee under any

         Transaction Document, in respect of the Project or otherwise are assets, rights or obligations of EPC; PROVIDED, that EPC may consolidate the preparation of tax returns and the payment of taxes with that of Lessee and any other subsidiary of EPC;



                  (h) observe all corporate formalities as a shareholder of

         Lessee, including the holding of annual meetings to elect the directors of Lessee and maintenance of minutes;



                  (i) not, as the shareholder of Lessee, vote the capital stock of Lessee in favor of any resolutions approving the commencement of any proceeding which would constitute an Event of Default under Section

         13.01 of the Amended and Restated Lease; and



                  (j) disclose all material facts relating to the formation and capitalization of Lessee in appropriate public announcements as required by any Requirement of Law, which disclosure shall include the statement that certain assets have been transferred to Lessee and will not be available to meet the claims of the creditors of EPC.

         ARTICLE X



                                    INDEMNITY

         SECTION 10.1.     INDEMNITY.

                  (a) CLAIMS. Except to the extent provided in Section 10.1(b),

         from and after the Lease Commencement Date, Lessee hereby indemnifies each Indemnitee against, and agrees to protect, save and keep harmless each such Indemnitee from and against, on an After-Tax Basis, any and all liabilities, obligations, losses, damages, penalties, claims,

         actions, judgments, suits, costs, expenses, disbursements, causes of action and other legal proceedings of whatsoever nature, including legal fees and expenses, of whatsoever kind and nature (any of the foregoing being called a "CLAIM") imposed on, incurred by or asserted against such Indemnitee (whether because of an act or omission by such

         Indemnitee or otherwise (including without limitation negligence of any

         Indemnitee), whether or not also indemnified against by any other

         Person under any other document, whether or not the transactions contemplated hereby are consummated, whether or not the Amended and

         Restated Lease has terminated or expired, and whether or not based on strict liability or otherwise) in any way relating to or arising out of

         (i) the Project and any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein or the imposition of any Lien other than Lessor Liens

         (or incurrence of any liability to refund or pay over any amount as a result of the Lien) on all or any part thereof or any interest in any thereof (including, without limitation, any claim or penalty arising from (A) violations of Laws or actions in tort, (B) latent or other defects, whether or not discoverable by such Indemnitee, Lessee or any other Person, (C) loss of or damage to any property or the environment,

         (D) contaminants, Hazardous Materials or other waste, (E) death of or injury to any Person, or (F) any claim for patent, trademark or copyright infringement), (ii) the construction, requisition,

         acquisition, acceptance, rejection, delivery, non-delivery, transport,

         assembly, possession, repossession, control, condition, dismantling,

         return, abandonment, installation, storage, replacement, manufacture,

         subleasing, modification, transfer of title, rebuilding, rental,

         importation, exportation, acquisition, purchase, sale, financing,

         refinancing, leasing, ownership, maintenance, repair, redelivery,

         alteration, insuring, control, use, operation or disposition of all or any part of the Project and any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein, (iii) the Transaction Documents or the issuance of the Senior Debt or any other document executed and delivered in connection with the consummation or confirmation of the transactions contemplated by the Transaction Documents or any

         Indemnitee's interest in any of the foregoing, or the execution,

         amendment, supplement, issuance or delivery of any of the foregoing, or

         (A) the enforcement by any Indemnitee of any of its rights thereunder or any transaction contemplated thereby, (B) payments made pursuant to any of the foregoing, (C) any action or inaction by Lessee or Lessor in connection with any thereof or (D) the sale of electricity or steam or other products from the Project, (iv) the Collateral or the respective property, or the income or other proceeds received with respect to the property, held by Agent under the Security Documents and Disbursement

         Agent under the Disbursement Agreement, (v) the enforcement of any agreement, restriction or legal requirement affecting the Project and any other property relating to the transactions contemplated by the

         Transaction Documents or any portion thereof or interest therein, (vi)

         any right of any Bank Party to receive payment from Lessor as indemnification under the Amended and Restated Reimbursement

         Agreement, (vii) any claim for any finder's fee, brokerage commission or similar compensation in connection with the transactions contemplated by the Transaction Documents, or (viii) otherwise with respect to or in connection with the transactions contemplated by the

         Transaction Documents, whether similar or dissimilar to any of the foregoing.



                  (b) EXCLUSIONS FROM GENERAL INDEMNITY. The provisions of

         Section 10.1(a) and the indemnities contained therein shall not extend to any Claim with respect to any particular Indemnitee:



                           (i)   to the extent that such Claim arises from acts,

                  omissions or events which occur after the date on which all obligations of Lessee (including those under Section 8.01 of the Amended and Restated Lease) shall have terminated; or



                           (ii)  to the extent that such Claim arises from the

                  willful misconduct or gross negligence of such Indemnitee,

                  other than the gross negligence or willful misconduct imputed to such Indemnitee (A) as a result of its ownership of or

                  other interest in the Project and any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein or (B) as a result of Lessee's acting on behalf of such Indemnitee; or



                           (iii) which is a Tax, it being understood that

                  Section 10.2 and the Tax Indemnity Agreement exclusively

                  provide for the Lessee's liability with respect to Taxes; or



                           (iv)  with respect to Lessor or any Partner, as the

                  case may be, to the extent that such Claim arises out of a

                  Lessor QF Casualty or a voluntary offer or sale of its

                  interest in the Project by Lessor or such Partner to any

                  Person other than Lessee; or



                           (v)   with respect to Lessor or any Partner or

                  affiliate of either thereof to the extent that such Claim

                  arises from the incorrectness of any representation or

                  warranty of such Person contained in or made pursuant to this

                  Agreement or any of the other Transaction Documents; or



                           (vi)  with respect to Lessor or any Partner or

                  affiliate of either thereof to the extent that such Claim

                  arises from the failure of such Person to perform or observe any covenant, agreement or condition on its part required to be performed or observed in this Agreement or any other

                  Transaction Document (except to the extent such failure was caused by a failure by Lessee or any affiliate thereof to

                  perform its obligations under any Transaction Documents, but excluding from this exception any nonwillful failure by Lessee to cause compliance by another Person with any terms of

                  any.Transaction Document where such compliance has been

                  delegated or assigned to such other Person); or

                           (vii) notwithstanding the terms of the last sentence

                  of Section 8.01(c) of the Amended and Restated Lease, and only in the event that EPC owns all of the voting common stock of

                  Lessee, with respect to Lessor, any Partner or any affiliate thereof to the extent that such Claim results from any matters whatsoever as to which such Person caused such Claim or knew of the existence of or factual basis for such Claim; except that this exclusion from Lessee's indemnification obligations shall not apply with respect to any Claim arising under

                  clauses (a)(i)(B), (C) and (D) above to the extent such Claim was known to Lessee and not disclosed to Lessor or any

                  Partner.



                  (c) NO GUARANTY. Nothing act forth in this Section 10.1 shall constitute a guaranty by Lessee that the Facility will have any particular useful life or residual value at the end of the Lease Term.



                  (d) NOTICE AND ACTIONS. If any Indemnitee or Lessee shall have knowledge of any Claim hereby indemnified against, such Indemnitee or

         Lessee, as the case may be, shall give prompt written notice thereof in reasonable detail describing such Claim to Lessee or such Indemnitee,

         as the case may be, but (i) neither a failure by Lessee so to notify an

         Indemnitee nor a failure by an Indemnitee so to notify Lessee shall relieve Lessee from any liability which it may have to such Indemnitee,

         and (ii) nothing contained in this sentence shall be construed to limit the right of Lessee to pursue any claim it may have against such

         Indemnitee in a court of law or otherwise. Lessee may, at its expense,

         resist and defend any action, suit or proceeding in respect of which

         Lessee would be required to indemnify hereunder, or cause the same to be resisted and defended, by counsel for the insurer of the liability or by counsel designated by Lessee and reasonably approved by such

         Indemnitee. In the event Lessee assumes the defense of any such action,

         any Indemnitee shall have the right to employ separate counsel in such action and participate therein, and the fees and expenses of such counsel shall be at the expense of such Indemnitee except that such fees and expenses shall be for the account of Lessee if (x) the employment of such counsel has been specifically authorized by Lessee,

         or (y) the named parties to such action (including any impleaded parties) include both such Indemnitee and Lessee and representation of such Indemnitee and Lessee by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them. Lessee shall not be liable for any settlement of any such action effected without its consent (which consent shall not be unreasonably withheld), but if such action is settled with the consent of Lessee or if there is a final judgment against the Indemnitee in any such action, Lessee agrees to indemnify and hold harmless any Indemnitee from and against any loss or liability by reason of such settlement or judgment hereby indemnified against. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (1) while a Default or

         Event of Default under any Transaction Document shall have occurred and be continuing, (2) if such proceedings will involve a material danger of the sale, forfeiture or
         loss of, or the creation of any material Lien (other than a Permitted

         Lien) on, the Project or any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein, or (3) if such proceedings will involve the potential imposition of criminal liability on any Indemnitee. Upon the payment in full of any indemnities pursuant to this Section 10.1 by

         Lessee, it shall be subrogated to any right of the Indemnitee in respect of the matter against which indemnity shall have been given.

         Nothing under this Section 10.1 shall give any right to any Person other than Lessee and the Indemnitees, including any right of subrogation.



         SECTION 10.2. GENERAL TAX INDEMNIFICATION. (a) Except as provided in

Section 10.2(c), and subject to the Lessee's contest rights under Section

10.2(f), from and after the Lease Commencement Date, Lessee agrees to pay and assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all fees

(including, without limitation, license, filing, recording, documentation and registration fees), taxes, impositions, levies, assessments, impositions, duties or other charges or withholdings of any nature whatsoever (together with any related interest, penalties, fines or additions to tax), including, without limitation, rental, income, sales, use, transfer, leasing, property, value added, ad valorem, excise (including, without limitation, any excise Taxes imposed by section 4975 of the Code), receipts, stamp, withholding, franchise or license taxes, imposed on or with respect to or asserted against any Indemnitee,

the Lessee, the Project or any component or Part thereof or any other property relating to the transactions contemplated by the Transaction Documents, the

Senior Debt, the Collateral or any portion of any of the foregoing or any

Indemnitee's interest in any of the foregoing, by any Federal, state or local taxing authority in the United States (including any territory or possession of the United States) or any foreign country or political subdivision thereof or any international authority, upon or with respect to (i) the Project and any other property relating to the transactions contemplated by the Transaction

Documents or any portion thereof or interest therein, (ii) the construction,

requisition, acquisition, acceptance, rejection, delivery, non-delivery,

transport, assembly, possession, repossession, control, condition, dismantling,

return, abandonment, installation, storage, replacement, manufacture,

subleasing, modification, transfer of title, rebuilding, rental, importation,

exportation, acquisition, purchase, sale, financing, refinancing, leasing,

ownership, maintenance, repair, redelivery, alteration, insuring, control, use,

or operation of all or any part of the Project and any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein, (iii) the rental payments (including, without limitation, all Basic Rent, Supplemental Rent, and Additional Rent), receipts or earnings arising from the Project and any other property relating to the transactions contemplated by the Transaction Documents or any portion thereof or interest therein.or payable pursuant to the Amended and Restated Lease, or any other payment or right to receive payment pursuant to the Transaction Documents

(including, without limitation, any payment of principal, interest, discount or premium on or with respect to the Senior Debt), (iv) the Transaction Documents or the issuance of the Senior Debt or any other document executed and delivered in connection with the consummation or confirmation of the transactions contemplated by the Transaction Documents or any Indemnitee's interest in any of the foregoing, or the execution, amendment, supplement, issuance or delivery of any of the foregoing, (v) the Collateral or the property, or the income or other proceeds received with respect to the property, held by Agent under the

Security Documents or by Disbursement Agent under the Disbursement Agreement,

(vi) any taxes on any Bank Parties required to be paid by Lessor under the

Amended and Restated Reimbursement Agreement, or (vii) otherwise with respect to or in connection with the transactions contemplated by the Transaction Documents

(all the foregoing being herein collectively called "TAXES" or, separately, a

"TAX").



         (b) In addition to the foregoing and without limitation thereto, except as provided in Section 10.2(c) and subject to the Lessee's contest rights under

Section 10.2(f), Lessee hereby agrees to pay and assume liability for, and to protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis,

from and against:



                  (i)   Any ad valorem or other Pennsylvania real property Taxes

         attributable to a reassessment including, without limitation, any reassessment resulting from (x) any event that occurs on the Lease

         Commencement Date (including, without limitation, the change in the ownership of the interests in the Partnership that takes place on the

         Lease Commencement Date and (y) a failure to complete construction of the Facility before any date which would result in a reassessment;



                  (ii)  Pennsylvania sales, transfer, use or rental taxes (and any related withholdings, interest, penalties, fines or additions to tax) imposed under existing Law upon Lessor or on or with respect to its acquisition of the Facility or the Site or with respect to the acquisition of the Facility or the lease thereof to Lessee; and



                  (iii) Excise tax liability arising under Section 4975 of the

         Code as a consequence of the initial purchase of Senior Debt or lending of funds on the Closing Date or the Effective Date with the general account assets of an insurance company being deemed to be Plan Assets giving rise to a "prohibited transaction."



         (c) The provisions of Subsections (a) or (b) of this Section 10.2 shall not apply to, and Lessee shall not have any liability to any Indemnitee under

Subsections (a) or (b) with respect to:



                  (i)   Taxes to the extent on, based on, with respect to, or

         measured by, gross income (which are in lieu of net income taxes), net income (except to the extent necessary to make any payment required to be made on an After-Tax Basis) or in the nature of capital stock Taxes,

         franchise, net worth, or conduct of business Taxes, or the environmental Tax set forth in Section 59A of the Code (other than

         Taxes in the nature of sales, use, rental or transfer or similar

         Taxes).



                  (ii)  Taxes that are minimum Taxes or Taxes on any item of tax preference.



                  (iii) Taxes imposed on or with respect to an Indemnitee that result from (A) any voluntary transfer by such Indemnitee of any interest in the Project or the Partnership or any portion of any of the foregoing or any interest arising out of the Transaction Documents or the Senior Debt unless such transfer shall have occurred in connection with, or as a result of an Event of Default under any Transaction

         Document, (B) any involuntary transfer of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which such Indemnitee is the debtor or any foreclosure by a creditor of such Indemnitee with respect to any obligation unrelated to the Project or (C) any transfer of any interest in such Indemnitee (other than any transfer of any interest in such

         Indemnitee while an Event of Default has occurred).



                  (iv)  Taxes imposed on an Indemnitee, to the extent such Taxes result solely and directly from the willful misconduct or gross negligence of such Indemnitee.



                  (v)   Taxes to the extent imposed on any Indemnitee as a

         direct result of the willful failure of such Indemnitee, or any entity related or affiliated with such Indemnitee, to file timely and properly any return or any form, certificate or other document which would have entitled such Indemnitee to an exemption from, or reduction in, a tax indemnified against under this Section 10.2, or other tax benefit with respect to such Tax to the extent such benefit, had it been available,

         would have been taken into account in determining any indemnity payable under this Section 10.2; PROVIDED, HOWEVER, that this Section

         10.2(c)(v) shall not apply unless (A) Lessee shall timely have requested in writing that the Indemnitee take the specific action which forms the basis for potential exculpation of the Lessee hereunder and

         (B) the Indemnitee shall have determined in good faith that the action so requested by Lessee is not improper, which determination shall be made on a timely basis.



                  (vi)  Except as otherwise provided in the Amended and Restated

         Reimbursement Agreement with respect to Lessor indemnification obligations to the Bank Parties which indemnification obligations

         Lessee agrees to pay to Lessor as Supplemental Rent (Senior Debt),

         Taxes to the extent imposed on gross or net income of a Participant other than the Bank Parties by way of withholding on gross income under

         Sections 871, 881, 1441 or 1442 of the Code.



                  (vii) Any Tax imposed on the Bond Trustee or an affiliate with respect thereto measured by or with respect to, any trustee fees or expenses for services rendered in its capacity as trustee under the

         Indenture.



                  (viii) Any Tax to the extent that such Tax arises from acts,

         omissions or events which occur after the date on which all obligations of Lessee (including those under Section 8.01 of the Amended and

         Restated Lease) shall have terminated.



                  (ix)  Any Taxes that would not have been imposed but for the inaccuracy or breach of any representation, warranty or covenant by the

         Indemnitee; PROVIDED, that this subclause shall not apply to any

         Indemnitee that is a Bank Party.

                  (x)   Any Taxes that have been actually paid by virtue of

         being included in Transaction Costs or in the Purchase Price.



                  (xi)  Any Tax to the extent such Tax is actually utilized by the Indemnitee or an affiliate with respect thereto as a credit against

         Taxes not indemnified under this Section 10.2 and otherwise payable by such Indemnitee or an Affiliate thereof.



                  (xii) Any Taxes imposed on or with respect to an indemnitee or an Affiliate thereof to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed (or, if less, that would have been subject to indemnification under this Section 10.2) had there not been a transfer by a predecessor in interest of such

         Indemnitee or Affiliate of any interest in the Partnership, the

         Project, the Site, or any part thereof or any interest arising under any Transaction Document or the Senior Debt or any interest in any

         Indemnitee or any Affiliate; PROVIDED, HOWEVER, that this exclusion

         (xii) shall not apply to any transfer by Falcon that is required by any

         Requirement of Law or Governmental Approval to preserve the Facility's status as a Qualifying Facility, or to any other transfers by any

         Person occurring on or prior to the Lease Commencement Date.



                  Notwithstanding anything herein to the contrary, none of the foregoing exceptions shall apply with respect to any Tax imposed under or pursuant to section 4975 of the Code.



         (d) If any report, return or statement is required to be filed with respect to any Tax imposed on an Indemnitee that is subject to indemnification under this Section 10.2, Lessee shall timely prepare and (if legally permitted to do so) file the same (except for any such report, return or statement which such Indemnitee has notified Lessee that such Indemnitee intends to prepare and file). If requested by Lessee in writing, such Indemnitee shall (subject to reimbursement of such Indemnitee's out-of-pocket expenses) furnish Lessee with such information reasonably necessary to prepare and file such returns as is within such Indemnitee's control and not within the control of Lessee. Lessee shall, if permitted by law, timely file such report, return or statement and send a copy of such report, return or statement to such Indemnitee. If Lessee is not so permitted to file such report, return or statement, Lessee shall timely notify such Indemnitee of such requirement and prepare and deliver such report,

return or statement to such Indemnitee for filing by such Indemnitee and within a reasonable time prior to the time such report, return or statement is to be filed Lessee shall, to the extent permitted by law, cause all billings of such

Taxes to be made to such Indemnitee in care of Lessee, make payment thereof and,

from time to time on written request of such Indemnitee, furnish written evidence of such payment.



         (e) Any Tax indemnified hereunder shall be paid by Lessee directly when due to the applicable taxing jurisdiction if direct payment is permitted or to an Indemnitee as provided in the succeeding sentence. Except as otherwise provided in this Section 10.2, all amounts payable to an Indemnitee hereunder

(including any amount payable to an Indemnitee to hold it harmless on an

After-Tax Basis for the payment of any Tax by such Indemnitee or by Lessee on behalf of such Indemnitee) shall be paid no later than the later to occur of (i)

10 days after such Indemnitee's
demand therefor (which demand shall set forth in reasonable detail the computation of the amount payable) or (ii) the date the Tax to which such amount payable hereunder relates is due or is to be paid, in immediately available funds. Lessee shall furnish promptly upon written request such data as any

Indemnitee may reasonably request of the Lessee to enable such Indemnitee to comply with the requirements of any taxing jurisdiction arising out of such

Indemnitee's participation in the transactions contemplated by this Agreement.

Each Indemnitee shall promptly forward to the Lessee any notice, bill or advice received by it concerning any Tax for which it seeks indemnification hereunder.

If Lessee shall pay any amount directly to the appropriate taxing authority,

within a reasonable period of time after the date of each payment by Lessee of any Tax which is indemnifiable hereunder, Lessee shall furnish to such

Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnitee.



         (f) CONTEST; REFUNDS. In the event a taxing jurisdiction makes a claim with respect to any Tax or if any proceeding shall be commenced against any

Indemnitee (including a written notice of such proceeding) for any Tax for which

Lessee may have an indemnity obligation under this Section 10.2 (a "TAX CLAIM"),

Lessee may contest such Tax Claim as set forth herein. In the event any

Indemnitee receives written notice of a Tax Claim which may be indemnified under this Section 10.2 or if any proceeding shall be commenced against any Indemnitee

(including a written notice of such proceeding) for any Tax, as to which the

Lessee may have an indemnity obligation pursuant to Section 10.2, or if the

Indemnitee shall determine that any Tax as to which the Lessee may have an indemnity obligation pursuant to Section 10.2 hereof may be payable, such

Indemnitee (i) shall promptly notify Lessee thereof in writing (PROVIDED,

HOWEVER, that the failure to give such notice shall not relieve Lessee of its obligations hereunder), and (ii) shall not take any action with respect to such claim or Tax without the consent of the Lessee for 30 days after the receipt of such notice by the Lessee; PROVIDED, HOWEVER, that, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnitee shall, in such notice to the Lessee, so inform the

Lessee, and such Indemnitee shall not take any action with respect to such claim or Tax without the consent of the Lessee before the date such Indemnitee shall be required to take any such action. So long as title to or interest in the

Project or any part thereof is not subjected to a material risk of loss or forfeiture or the imposition of a Lien on the Project or Lessee provides a bond or makes other provisions reasonably satisfactory to each Indemnitee to protect its interest and there is no risk of the imposition of civil or criminal penalties, Lessee may at its own expense defend against, and contest in its name

(if permitted by law) the imposition of, or request such Indemnitee to contest the imposition of, any Tax Claim by (i) resisting payment thereof, if Lessee in its reasonable discretion shall determine such course of action to be appropriate, (ii) not paying the same except under protest, if protest is necessary and proper, or (iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, subject to the preconditions that (A) no Event of Default under the

Amended and Restated Lease has occurred and is continuing, (B) the proposed tax deficiencies relating to such Tax Claim for the year in question and when aggregated with all other taxable years affected thereby are at least $50,000,

(C) Lessee shall have acknowledged its liability to such Indemnitee for an indemnity payment as a result of such Tax Claim if such Indemnitee shall not prevail in the contest (PROVIDED, HOWEVER, that such acknowledgment shall not preclude the Lessee from raising a defense to liability under this Agreement if a court of competent jurisdiction has rendered a decision articulating the cause of such Tax, and the cause is not one for which the Lessee is responsible to pay any indemnity under this Agreement) and (D) such Indemnitee has been provided with an opinion of independent tax counsel selected by Lessee and reasonably acceptable to the Indemnitee (the cost of which shall be borne by

Lessee) to the effect that a reasonable basis in law or in fact (or in the case of an appeal from a lower court decision, a more likely than not probability of success) exists that such Indemnitee will prevail in such contest (or appeal).

Notwithstanding the foregoing, Lessee may not elect to assume responsibility for contesting a Tax Claim (or if made, such election shall no longer be binding) if an Indemnitee makes a good faith determination that the control of the contest by Lessee would materially adversely affect its dealings with the taxing authorities proposing the Tax Claim, or would otherwise adversely affect the outcome of such contest and so notifies Lessee of such determination. Further,

in no event shall Lessee be permitted to contest the imposition of any tax for which Lessor would be obligated to indemnify a Bank Party pursuant to the

Amended and Restated Reimbursement Agreement. In the event of such a determination and notification, a contest under this Section 10.2(f) shall be conducted by such Person and in such form as the Indemnitee shall determine in its sole discretion, after considering in good faith any views offered by Lessee with respect thereto.



         In no event shall any Indemnitee be required or Lessee permitted to contest the imposition of any Tax for which Lessee may be obligated to indemnify pursuant to this Section 10.2 unless (i) Lessee shall have agreed to pay and shall pay to such Indemnitee on demand on an After-Tax Basis all reasonable costs and expenses that such Indemnitee incurs in connection with contesting such Tax Claim (including without limitation, all costs, expenses, reasonable legal and accounting fees and disbursements) and (ii) if such contest shall be conducted in a manner requiring the payment of the Tax Claim, Lessee shall have advanced the amount thereof to such Indemnitee on an interest-free basis and with no additional net after-tax cost to such Indemnitee (and such Indemnitee shall pay to the Lessee any net realized tax benefits due to any imputed interest deduction (net of imputed income) arising from such interest-free advance from the Lessee plus the tax benefit from making any such payment). If the Indemnitee is at any time required to include in income the amount of any such advanced amount or any amount with respect thereto, Lessee shall at that time pay to the Indemnitee the amount by which the Indemnitee's federal, state and local income tax liability is increased on account of such inclusion and the payment with respect thereto.



         Notwithstanding anything contained in this Section 10.2 to the contrary, in no event shall any Indemnitee be required or Lessee permitted to contest any Tax Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided unfavorably pursuant to the contest provisions of this Section 10.2 unless there shall have been a change in the Law (which, for the purposes of this paragraph, shall mean amendments to statutes or administrative regulations, administrative rulings and court decisions), and such Indemnitee shall have received an opinion of independent tax counsel selected by Lessee and reasonably acceptable to the Indemnitee setting forth the facts and legal analysis on which it is based and furnished at

Lessee's sole expense,
to the effect that as a result of such change in the law it is more likely than not that the position to be taken by such Indemnitee in the contest of such Tax

Claim will prevail. In no event shall an Indemnitee be required to appeal any adverse decision of a court of competent jurisdiction beyond the first level of appeals.



         Notwithstanding the foregoing provisions of this Section 10.2, an

Indemnitee, in its sole discretion (by written notice to Lessee) may unconditionally waive its rights to the indemnities set forth in this Section

10.2 with respect to any Tax Claim, and refrain (and direct Lessee to refrain)

from contesting such Tax Claim, in which event Lessee shall not have any liability to the Indemnitee hereunder with respect to such Tax Claim, it being understood that any such waiver shall be without prejudice to the rights of the

Indemnitee with respect to any other Tax Claim.



         Upon receipt by an Indemnitee of a repayment or refund of all or any part of any Tax indemnified against hereunder which Lessee has paid or for which

Lessee shall have reimbursed any Indemnitee pursuant to this Section 10.2

(provided, however, that any repayment or refund that an Indemnitee would have received but for a counterclaim or other claim with respect to any Tax not indemnifiable by the Lessee hereunder (a "deemed refund" or "deemed receipt")

shall be treated as received by such Indemnitee pursuant to this sentence), such

Indemnitee shall pay to Lessee as promptly as practicable (but in no event more than 10 days) after the receipt thereof, the amount of such repayment or refund

(including any deemed refund or deemed receipt) plus any interest received by such Indemnitee on such amounts net of Taxes thereon plus the amount of any tax savings realized by such Indemnitee as a result of the payment made to Lessee;

PROVIDED, HOWEVER, that an Indemnitee shall not be obligated to make any such payment to the extent the amount of such payment would exceed the amount of all payments of Taxes which Lessee shall have previously made directly to or for the benefit of such Indemnitee or for which Lessee shall have previously reimbursed such Indemnitee pursuant to this Section 10.2, less the amount of all prior payments by such Indemnitee to Lessee pursuant to this Section 10.2 and less any unreimbursed expenses incurred by such Indemnitee in obtaining such repayment or refund. Any Taxes that are imposed on any Indemnitee as a result of a disallowance or reduction of any refund or repayment of Taxes referred to in the preceding sentence as to which such Indemnitee previously had made a payment to

Lessee required hereby shall be treated as Taxes for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 10.2.



         (g) Any amount payable to Lessee pursuant to the terms of this Section

10.2 shall not be paid to Lessee if at the time of such payment an Event of

Default shall have occurred and be continuing under the Amended and Restated

Lease. At such time as there shall not be continuing any such Event of Default,

such amount shall be paid to Lessee to the extent not previously applied against

Lessee's obligations hereunder, without interest.





         SECTION 10.3. MANNER OF INDEMNIFICATION. Upon Lessee becoming liable to any Indemnitee under this Article X, Lessee shall promptly submit or cause to be submitted to Lessor and while the Senior Debt is outstanding, Agent, a certificate providing a sufficient basis for Agent or Lessor to prepare a Disbursement Certificate or other certificate pursuant to the Amended and Restated Disbursement Agreement or the Amended and Restated

Reimbursement Agreement, as appropriate, to be submitted to Agent or the

Disbursement Agent, as appropriate.



         ARTICLE XI



                           LEASE TERMINATION COVENANTS



         SECTION 11.1. LESSEE AGREEMENT TO LEASE TERMINATION. Lessee hereby acknowledges and agrees, for the benefit of each party hereto, that (a) upon the occurrence of any Default under the Amended and Restated Lease which is an EPC

Group Default, Lessor may, at its option which may be exercised in its sole discretion upon the consent of the Majority Banks under the Amended and Restated

Reimbursement Agreement, or (b) at any time, upon the concurrence of Lessee,

EPC, if it then holds the common stock of Lessee, and the Majority Banks, may terminate the Amended and Restated Lease and, concurrently therewith, assume all of Lessee's obligations thereunder or replace Lessee as "lessee" under the

Amended and Restated Lease with any Person chosen by Lessor. Upon election by

Lessor to so terminate Lessee's rights in and to the Amended and Restated Lease,

Lessee shall cooperate with Lessor to effect an orderly transfer to Lessor or any successor Lessee of any assets relating to the Project of which Lessee has possession or in which Lessee has any rights.



         SECTION 11.2. LEASE TERMINATION COVENANTS. Agent, Bond Trustee and the

other parties hereto hereby acknowledge and agree that Lessor, upon agreement with Lessee or otherwise, may terminate the Amended and Restated Lease, or consent to the termination of the Amended and Restated Lease in accordance with the terms of the Transaction Documents; PROVIDED that, prior to such termination, no Event of Default under the Loan Documents shall exist and after giving effect to the transactions contemplated by this Section, no Default or

Event of Default under the Loan Documents shall exist, and, provided further that:



                  (a) Prior to or contemporaneously with the effective date of such termination:



                           (i)   Lessor shall, if necessary, have completed such

                  actions which shall, in the reasonable judgment of Agent and

                  Bond Trustee, be necessary or advisable, such that each of the contracts, arrangements or other rights transferred to Lessee pursuant to the Amended and Restated Lease (the "ASSIGNED

                  RIGHTS") shall become the property of Lessor or a replacement lessee subject to no Lien other than Permitted Liens;



                           (ii)  Lessor shall (a) have completed such actions

                  which shall, in the reasonable judgment of Agent and Bond

                  Trustee be necessary or advisable, such that Lessor or a

                  replacement lessee shall own, free and clear of any Liens

                  other than the Permitted Liens, the collateral subject to the

                  Lessee Security Agreement (the

                  "LESSEE COLLATERAL") or (b) make such alternative arrangements as shall be satisfactory to Agent and Bond Trustee;



                           (iii) There shall have been entered into such other

                  amendments of and modifications to the Transaction Documents or such additional documents or instruments as shall be

                  necessary or advisable in the reasonable judgment of Agent to grant to the Bank Parties or a trustee on behalf of the Bank

                  Parties, as the case may be, such security interests and other rights which shall be on a basis consistent with the interests and rights of the Bank Parties in the Security Documents;



                           (iv)  Lessor shall have delivered to Agent and Bond

                  Trustee an opinion of counsel in form and substance reasonably satisfactory to Agent and Bond Trustee, addressed to Bond

                  Trustee and all Bank Parties, to the effect that, after giving effect to such termination and all other actions taken in

                  connection therewith (including, without limitation, the

                  arrangements contemplated by this Section 11.2), (1) the

                  Facility continues to qualify and be certified as a Qualifying

                  Facility exempt from regulation under certain federal and

                  state Laws pursuant to PURPA and such certification shall

                  continue to be in full force and effect, (2) the Lien of the

                  Security Documents on the Collateral remains perfected and the priority thereof has not been impaired, (3) all Governmental

                  Approvals and agreements necessary for operation of the

                  Project are and will be in full force and effect, and (4) such other matters as the Bank Parties may request.



                  (b) On or prior to the date of termination of the Amended and

         Restated Lease, Lessor and Agent shall have entered into such supplemental security arrangements as will be effective to create, in favor of Agent or a trustee for the benefit of the Bank Parties legal,

         valid and enforceable mortgage Liens on or security interests in and to the Assigned Rights and Lessee Collateral and such liens and security interests shall constitute perfected Liens on and perfected security interests in such Assigned Rights and Lessee Collateral prior and superior to all other Liens other than Permitted Liens (the

         "SUPPLEMENTAL SECURITY ARRANGEMENTS") and Lessor shall have delivered to each of the Bank Parties, an opinion of counsel in form and substance satisfactory to Agent with respect to the creation,

         perfection and priority of such Liens and such other matters as the

         Bank Parties may request.



         ARTICLE XII



                                   ASSIGNMENT



         SECTION 12.1. BENEFIT OF AGREEMENT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         SECTION 12.2. TRANSFER OF INTERESTS OF LESSOR. A General Partner may

not, so long as any Senior Debt remains outstanding, make any transfer or assignment of all or any portion of its general partnership interest in Lessor and corresponding rights or obligations under the Transaction Documents, except in a Permitted Transfer. A General Partner may, following the payment in full and discharge of all Senior Debt, transfer or assign all or any portion of its general partnership interest in Lessor and corresponding rights or obligations under the Principal Project Agreements then in effect, subject to the terms and conditions of the Partnership Agreement. Subject to the terms of the Partnership

Agreement, each Limited Partner may transfer all or any portion of its

Partnership Interest at any time.



         ARTICLE XIII



                              INTENTIONALLY OMITTED



         ARTICLE XIV



                             LIMITATION ON RECOURSE



         Anything herein to the contrary notwithstanding, the obligations of

Lessor hereunder and under the other Transaction Documents, are special obligations of Lessor and do not constitute a debt or obligation of (and no recourse shall be had with respect thereto against) any Partner or Affiliate of

Lessor, or any shareholder, partner, officer or director of any such Partner or any such Affiliate; no action shall be brought against any Partner or any

Affiliate thereof or any shareholder, partner, officer or director of any thereof as such, and any judicial proceedings any Participant may institute against Lessor shall be limited to seeking the preservation, enforcement,

foreclosure or other sale or disposition of the Liens and security interest now or at any time hereafter securing the repayment of the Loans and performances by

Lessor of its other covenants and obligations hereunder and under the

Transaction Documents; no judgment for any deficiency upon the obligations of

Lessor under the Transaction Documents shall be obtainable by any Participant against Lessor or any Partner or Affiliate of Lessor or any shareholder,

partner, officer or director of any thereof; PROVIDED that nothing in this

Article XIV shall be construed to limit in any respect the validity and enforceability against any Partner of its obligations under the Security

Documents to which it is a party as an obligor (and not merely as a signatory for another Person) or any of the rights of any Participant against Lessee or

EPC under any other Transaction Document.



         ARTICLE XV



                                  MISCELLANEOUS

         SECTION 15.1. NOTICES. Any notices and other communications required or permitted under the terms and provisions of this Agreement shall be sufficient if delivered in accordance with the Notice Provisions set forth in Schedule IV hereto.



         SECTION 15.2. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New

York.



         SECTION 15.3. HEADINGS. The Table of Contents and headings in this

Agreement are strictly for the purpose of convenience and general reference only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.



         SECTION 15.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each of which when so executed and delivered shall be deemed an original for all purposes but all of which together shall constitute but one and the same instrument.



         SECTION 15.5. SURVIVAL OF AGREEMENTS. Subject to any provisions of the

Transaction Documents which impose limitations as to liability solely between

Lessor, Lessee and EPC (without regard to the rights of the Agent, the LOC

Issuers and the Banks which remain unaffected by any such limitations), the representations, warranties and agreements (including indemnities) of the parties to this Agreement and the parties' obligations under this Agreement shall survive the execution and delivery of this Agreement and the expiration or rescission of any of the Transaction Documents and shall be and continue in full force and effect notwithstanding any investigations made by or on behalf of any of the parties hereto.



         SECTION 15.6. CONFIDENTIALITY. Each party to this Agreement agrees that, except as may be required by Law, and except for disclosure to the other parties to the Transaction Documents, it will not make any public announcement with respect to, and will use its best efforts in accordance with its customary business practices not otherwise to disclose the participation of any Partner

(other than itself) in the Facility or publicly disclose the existence or terms of this Agreement unless such announcement or disclosure has been previously consented to in writing by the Lessor, which consent may be withheld in its discretion.



         SECTION 15.7. SEVERABILITY. If any clause, provision, paragraph or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision, paragraph or section shall not affect any of the remaining clauses, provisions, paragraphs or sections of this Agreement,

and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision, paragraph or section had not been contained in this

Agreement. If any agreement or obligation contained in this Agreement shall be held to be in violation of Law, then such agreement or obligation shall be deemed to be the agreement or obligation of the party thereto to the full extent permitted by Law.



         SECTION 15.8. TRANSACTION COSTS. Lessor shall pay or cause to be paid all of the
reasonable out-of-pocket costs, expenses and ongoing costs and expenses incurred by Disbursement Agent, the Banks, the LOC Issuers and the Agent in connection with the consummation of the transactions contemplated by this Agreement and in accordance with Section 15.01 of the Amended and Restated Reimbursement

Agreement. Lessor shall also pay or cause to be paid by Lessee all of the reasonable out-of-pocket costs, expenses and ongoing costs and expenses of the following incurred in connection with the consummation of the transactions contemplated by this Agreement:



                  (a)      Hunton & Williams, special counsel to Lessor,



                  (b)      Buchanan Ingersoll, P.C., special local Pennsylvania

         counsel to Lessor and Lessee,



                  (c)      Bond Trustee,



                  (d)      Hawkins, Delafield & Wood, counsel to Disbursement

         Agent and Bond Trustee, and



                  (e)      Hunton & Williams, special counsel to Lessee and EPC.



All costs incurred by any other party in connection with the consummation of the transactions contemplated by this Agreement shall be borne by such party or as otherwise provided in any agreement entered into in connection herewith.



         SECTION 15.9. LESSOR OBLIGATIONS NOT LIMITED BY AMENDED AND RESTATED

LEASE. No provision in the Amended and Restated Lease or any other Transaction

Document pertaining to a limitation or disclaimer of any obligations,

representations or responsibilities of Lessor solely as between Lessor and

Lessee shall in any way limit or affect any obligations or responsibilities

Lessor may incur with respect to other persons hereunder or under any other

Transaction Documents.



         SECTION 15.10. PERFORMANCE OF OBLIGATIONS TO BANK PARTIES. To the

extent that provisions of this Agreement purport to alter, modify or otherwise affect any provisions of the Amended and Restated Reimbursement Agreement, such provisions of this Agreement (other than Article XIV) shall be of no effect to the extent they adversely affect the Bank Parties, and as to any such provisions, the terms of the Amended and Restated Reimbursement Agreement shall control in all respects. The provisions of this Agreement which require, or permit action by, the consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to any of the Bank Parties, shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such requirements or permissions, after all the Obligations and all amounts due under the Security Documents shall have been paid in full in accordance with their terms and the Lien of the Security Documents shall have terminated in accordance with the terms thereof.

         SECTION 15.11. INTENTIONALLY OMITTED.



         SECTION 15.12. FINANCIAL STATEMENTS. All financial statements and reports to be delivered under this Agreement shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate but excluding footnote disclosure or interim financial statements) and on a consistent basis.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers and attested on the date first above written.





LESSOR:                            SCRUBGRASS GENERATING COMPANY, L.P., a

                                   Delaware limited partnership





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





AGENT:                             CREDIT LYONNAIS, acting through its New York

                                   Branch as Agent,





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





LESSEE:                            BUZZARD POWER CORPORATION, a Delaware

                                   corporation





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





DISBURSEMENT

AGENT:                             BANKERS TRUST COMPANY





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





                 [AMENDED AND RESTATED PARTICIPATION AGREEMENT]

BOND TRUSTEE:                      BANKERS TRUST COMPANY





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





EPC:                               ENVIRONMENTAL POWER CORPORATION





                                   By: /s/

                                       ----------------------------------

                                       Name:

                                       Title:





                 [AMENDED AND RESTATED PARTICIPATION AGREEMENT]